Exhibit 10.17

COMMERCIALIZATION AGREEMENT

by and between

THERAVANCE, INC.

and

CLINIGEN GROUP PLC

Dated:  March 8, 2013

COMMERCIALIZATION AGREEMENT

This Commercialization Agreement (“Agreement”) dated March 8, 2013, is made by and between THERAVANCE, INC., a Delaware corporation having its principal office at 901 Gateway Boulevard, South San Francisco, California 94080, United States (“Theravance”), and CLINIGEN GROUP PLC, Pitcairn House Crown Square, Centrum 100, BURTON UPON TRENT, DE14 2WW United Kingdom (“Clinigen”). Theravance and Clinigen may be referred to as a “Party” or together, the “Parties”.

RECITALS

WHEREAS, Theravance invented a proprietary compound known as Telavancin (VIBATIV®) for the treatment of serious Gram-positive bacterial infections in humans;

WHEREAS, Clinigen and Theravance are willing to undertake commercialization activities in the Territory and to coordinate such activities and investment as provided by this Agreement with respect to Telavancin; and

WHEREAS, Clinigen and Theravance believe that a collaboration pursuant to this Agreement for the commercialization of Telavancin in the Territory would be desirable and compatible with their respective business objectives.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, Theravance and Clinigen, intending to be legally bound, hereby agree as follows:

ARTICLE I.                                                                          DEFINITIONS

For purposes of this Agreement, the following initially capitalized terms, whether used in the singular or plural, shall have the following meanings:

1.01              “Adverse Drug Experience” means any of: an “adverse drug experience,” a “life-threatening adverse drug experience,” a “serious adverse drug experience,” or an “unexpected adverse drug experience,” as those terms are defined at either 21 C.F.R.(S)312.32 or 21 C.F.R.(S)314.80 of the United States Code of Federal Regulations.

1.02              “Affiliate” of a Party means any Person, whether de jure or de facto, which directly or indirectly controls, is controlled by, or is under common control with such Person for so long as such control exists, where “control” means the decision-making authority as to such Person and, further, where such control shall be presumed to exist where a Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity.

1.03              “API Compound” means bulk quantities of Telavancin active pharmaceutical ingredient compound prior to the commencement of secondary manufacturing resulting in the Licensed Product.

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.04              “Annual Net Sales” means Net Sales on a Calendar Year basis.

1.05              “Breaching Party” shall have the meaning set forth in Section 14.02.

1.06              “Business Day” means any day on which banking institutions in both San Francisco, California, United States and London, England are open for business.

1.07              “Calendar Month” means for each Calendar Year, each of the twelve (12) one-month periods.

1.08              “Calendar Quarter” means for each Calendar Year, each of the four (4) three-month periods ending March 31, June 30, September 30 and December 31; provided, however, that the first calendar quarter for the first Calendar Year shall extend from the Effective Date to the end of the first complete calendar quarter thereafter.

1.09              “Calendar Year” means, for the first calendar year, the period commencing on the Effective Date and ending on December 31 of the calendar year during which the Effective Date occurs, and each successive period beginning on January 1 and ending twelve (12) consecutive Calendar Months later on December 31.

1.10              “Claim” means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims and demands.

1.11              “Clinigen” means Clinigen Group PLC, however in so far as Clinigen Group PLC has delegated rights and responsibilities to its Affiliates, the term “Clinigen” shall include such Affiliate in the context of such rights and responsibilities.

1.12              “Clinigen Invention” means an Invention invented solely or jointly by an employee, agent or contractor of Clinigen or its Affiliates (excluding Joint Inventions).

1.13              “Clinigen Know-How” means all present and future information directly relating to the Licensed Product or a Clinigen Invention that is required for Theravance to perform its obligations or exercise its rights under this Agreement or that facilitates manufacturing, or Commercialization of the Licensed Product outside the Territory, and which during the Term are in Clinigen’s or any of its Affiliates’ possession or control and are or become owned by, or otherwise may be licensed (provided there are no restrictions on Clinigen thereof) by, Clinigen. Clinigen Know-How does not include any Clinigen Patents, Theravance Patents, Joint Invention Patents, or Theravance Know-How.

1.14              “Clinigen Patents” means all present and future Patents (excluding Theravance Patents and Joint Invention Patents) owned by or licensed to Clinigen that cover a Theravance Compound and/or a Licensed Product and/or the making, having made, Commercialization, use, offer for sale, sale, exportation or importation of a Theravance Compound and/or a Licensed Product.

1.15              “Commercialization” means any and all activities directed to marketing, promoting, distributing, offering for sale and selling the Licensed Product, and importing and exporting (within the Territory) the Licensed Product (to the extent applicable). When used as a verb, “Commercialize” means to engage in commercialization.

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.16              “Confidential Information” means all secret, confidential or proprietary information, data or know-how (including Clinigen Know-How and Theravance Know-How) whether provided in written, oral, graphic, video, computer or other form, provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to this Agreement or generated pursuant to this Agreement, including but, not limited to, information relating to the Disclosing Party’s existing or proposed research, Development efforts, patent applications, business or products, the terms of this Agreement and any other materials that have not been made available by the Disclosing Party to the general public.  Confidential information shall not include any information or materials that the Receiving Party can document with competent written proof:

(a)                                 were already known to the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by the Disclosing Party;

(b)                                 were generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

(d)                                 were disclosed to a Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e)                                  were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party.

Notwithstanding the foregoing, specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the rightful possession of the Receiving Party merely because they are contained within more general public disclosures or more general information in the rightful possession of the Receiving Party.

1.17              “Country” means any generally recognized sovereign entity.

1.18              “Defense Notice” shall have the meaning set forth in Section 12.03(b).

1.19              “Development” or “Develop” means nonclinical and clinical drug development activities, including, among other things: test method development and stability testing, characterization of impurities, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing of nonclinical and clinical supplies, current Good Manufacturing Practices audits, current Good Clinical Practices audits, current Good Laboratory Practices audits, analytical method validation, manufacturing process validation, cleaning validation, scale-up and post approval changes, quality assurance/quality control development, statistical analysis and report writing, nonclinical and clinical studies (including Phase 3B/Phase 4 Studies), regulatory filing submission and approval, and regulatory affairs related to the foregoing. When used as a verb, “Develop” means to engage in development.

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.20              “Diligent Efforts” means the carrying out of obligations in a sustained manner consistent with the efforts a Party devotes to a product of similar market potential, profit potential or strategic value, based on conditions then prevailing and as if such Party and its Affiliates had no financial stake in any Directly Competing Product with the objective of Commercializing the Licensed Product in the Territory in accordance with the general guidelines outlined in Section 3.04, and the other terms and conditions of this Agreement. Diligent Efforts requires that: (i) each Party promptly assign responsibility for such obligations to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis; (ii) each Party set and consistently seek to achieve specific and meaningful objectives for carrying out such obligations; and (iii) each Party consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

1.21              “Directly Competing Product” means one or more compounds, products, or combination products, other than the Licensed Product, [***].

1.22              “Disclosing Party” shall have the meaning set forth in Section 1.16.

1.23              “Disclosure Letter” means the letter from Theravance addressed to Clinigen of even date herewith .

1.24              “Effective Date” means the date of the last signature to this Agreement.

1.25              “EMA” means the European Medicines Agency and any successor agency thereto.

1.26              “European Union” means the union of member states of the European community, its territories and possessions as of the Effective Date.

1.27              “Excluded Claim” shall have the meaning set forth in Section 15.05(f).

1.28              “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.29              “Field” means veterinary or human pharmaceutical use of the Licensed Product.

1.30              “First Commercial Sale” means the first shipment of commercial quantities of any Licensed Product sold to a Third Party by a Party or its Affiliates or sublicensees in a Country in the Territory after receipt of Marketing Authorization Approval for such Licensed Product in such Country. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar uses shall not constitute a First Commercial Sale.

1.31              “Force Majeure Event” shall have the meaning set forth in Section 15.03.

1.32              “Fully Burdened Cost” means [***].

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.33              “Governmental Authority” means any court, tribunal, arbitrator, agency, judicial, executive or legislative body, commission, official or other instrumentality of

(a)                                 any government of any Country,

(b)                                 a federal, state, province, regional, county, city, municipal or other political subdivision thereof,

(c)                                  any supranational body or

(d)                                 any patent and trademark office of any Country.

1.34              “Hatch-Waxman Certification” shall have the meaning set forth in Section 13.04.

1.35              “Housemark” means the name and logo of Clinigen or Theravance or any of their respective Affiliates as identified by one Party to the other from time to time.

1.36              “Indemnified Party” shall have the meaning set forth in Section 12.03(a).

1.37              “Indemnifying Party” shall have the meaning set forth in Section 12.03(a).

1.38              “ICH” means the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.39              “including” means including without limitation.

1.40              “Infringement Claim” shall have the meaning set forth in Section 13.03(a).

1.41              “Infringement Notice” shall have the meaning set forth in Section 13.03(b).

1.42              “Improvement” means any finding, enhancement, discovery, technology, information, invention, addition, modification, adaptation, advance, development, formulation, variation, or change (whether or not patented or patentable) with respect to a Theravance Compound and/or a Licensed Product conceived, developed and/or reduced to practice before or during the Term which is reasonably useful or necessary in connection with the use, manufacture, distribution, import/export, sale, Development, or Commercialization of a Licensed Product.

1.43              “Invention” means any invention, industrial design, utility model, know-how, discovery or Improvement (whether patentable or not) invented, created or developed before or during the Term that is specifically related to a Theravance Compound and/or a Licensed Product, such as discoveries and ideas made as a result of research, manufacturing, Development or Commercialization.

1.44              “Joint Invention” means an Invention invented jointly by an employee, agent or contractor of Theravance or its Affiliates and an employee, agent or contractor of Clinigen or its Affiliates.

1.45              “Joint Invention Patents” means all present and future Patents covering Joint Inventions.

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.46              “Joint Steering Committee” shall have the meaning set forth in Section 3.01(b).

1.47              “Laws” means all laws, statutes, rules, regulations (including, without limitation, current Good Manufacturing Practice Regulations as specified in 21 C.F.R. (S)(S) 210 and 211; Investigational New Drug Application regulations at 21 C.F.R. (S) 312; World Health Organization Good Manufacturing Practices, the European Union Guide to Good Manufacturing Practice for Medicinal Products, the body of European Union legislation in the pharmaceutical sector as is compiled in Volume 1 and Volume 5 of the publication “The rules governing medicinal products in the European Union” including European Union Directive 2001/83/EC, applicable ICH Guidelines; NDA regulations at 21 C.F.R. (S) 314, relevant provisions of the Federal Food, Drug and Cosmetic Act and other laws and regulations enforced by the FDA, and ordinances and other pronouncements having the binding effect of law of any Governmental Authority.

1.48              “Licensed Product” means any study test materials, pharmaceutical composition or product containing a Theravance Compound as an active ingredient.

1.49              “Losses” means any and all damages (including all incidental, consequential and statutory damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including without limitation court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or awarded to Third Parties and required to be paid to Third Parties with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to a Claim of a Third Party.

1.50              “Major Market Country” shall mean each of the United Kingdom, Germany, France, Italy and Spain.

1.51              “Marketing Authorization” means, with respect to a Country, any and all regulatory authorization(s) required by the relevant Governmental Authority to market and sell the Licensed Product in such Country.

1.52              “Marketing Authorization Approval” shall mean the decision(s) of a Governmental Authority to issue, renew, amend and/or register Marketing Authorization.

1.53              “Marketing Plan” means the plan, prepared by and mutually agreed upon by the Parties, identifying the core strategic, commercial and promotional claims and objectives for the Licensed Product in the Territory as reviewed and approved under 5.01(a).

1.54              “Net Sales” means the gross sales of the Licensed Product sold by Clinigen, its Affiliates or their licensees (or such licensees’ Affiliates) to a Third Party, less the following to the extent borne by the seller and not taken into account in determining gross sales price: (a) deduction of cash, trade and quantity discounts actually given; (b) discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances actually given which effectively reduce the net selling price, including institutional rebate or discount; and (c) credits and allowances for product returns actually made.

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.55              “Net Sales Report” shall have the meaning set forth in Section 6.03(b).

1.56              “Officers” shall have the meaning set forth in Section 3.01(e)(ii).

1.57              “Patents” means any and all issued patents and patent applications existing upon the Effective Date and in the future, including, without limitation, provisional applications, continuation applications, substitutions, continuations-in-part, divisional applications, renewals, Patent Cooperation Treaty applications, and all letters patent granted thereon, invention patents, utility model patents, industrial design patents, all patents-of-addition, reexaminations, reissues, registrations, confirmations, revalidations, certificates of addition, utility models and petty patents, including extensions or restorations of terms thereof by existing or future extension or restoration mechanisms (including regulatory extensions), pediatric use extensions, supplementary protection certificates or any other such right, together with any foreign counterparts thereof.

1.58              “Patent Resolution Issue” shall have the meaning set forth in Section 13.02(i).

1.59              “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, joint-stock company, proprietorship or other business organization or legal entity.

1.60              “Phase 3B/Phase 4 Studies” means those activities which provides for a clinical study or studies of the Licensed Product conducted in accordance with ICH and local standards, which are not required for receipt of Marketing Authorization in the Territory and which are principally intended to support the marketing and Commercialization of the Licensed Product, including without limitation investigator or institution initiated trials, clinical experience trials, and studies conducted to fulfill local commitments made as a condition of any Marketing Authorization.

1.61              “Post-Term Option” shall have the meaning set forth in Section 2.07.

1.62              “Promotional Materials” means the written, printed, video or graphic advertising, promotional, educational and communication materials (other than Licensed Product labeling) for marketing, advertising and promotion of the Licensed Product in the Territory.

1.63              “Receiving Party” shall have the meaning set forth in Section 1.16.

1.64              “Recording Party” shall have the meaning set forth in Section 6.09.

1.65              “Step-In Rights” shall have the meaning set forth in Section 13.02(d).

1.66              “Taxes” shall have the meaning set forth in Section 6.08.

1.67              “Telavancin” means the chemical compound known as Telavancin, the chemical structure of which is attached as Exhibit A.

1.68              “Term” means, on a Country-by-Country basis, the period from the Effective Date until the later of (a) the expiration or termination of the last Valid Claim of the last Theravance Patent, Clinigen Patent, or Joint Invention Patent covering a Theravance Compound and/or the

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Licensed Product and/or its use or process of manufacture or (b) fifteen (15) years after First Commercial Sale in the Territory, unless this Agreement is terminated earlier in accordance with Article XIV.

1.69              “Territory” shall mean the following European Union countries: Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, England, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Northern Ireland, Poland, Portugal, Romania, Scotland, Slovakia, Slovenia, Spain, Sweden, and Wales; plus the following non-European Union countries: Switzerland and Norway; plus the following acceding and candidate countries: Croatia, Iceland, Montenegro, Serbia, Macedonia, Turkey, Albania, Bosnia and Herzegovina, Kosovo; plus the following additional countries within Europe:  Andorra, Liechtenstein, Monaco, San Marino, and Vatican City, but excluding Armenia, Azerbaijan, Belarus, Georgia, Moldova, Russia and Ukraine.

1.70              “Theravance” means Theravance, Inc., a Delaware corporation, however in so far as Theravance, Inc. has delegated rights and responsibilities to its Affiliates, the term “Theravance” shall include such Affiliate in the context of such rights and responsibilities.  For example, in the provisions of this Agreement that address a Marketing Authorization, the term “Theravance” includes Theravance UK Limited.

1.71              “Theravance Compound” means Telavancin as well as all salts, esters, complexes, chelates, hydrates, isomers, stereoisomers, crystalline and amorphous forms, prodrugs, solvates, pegylated and other modified forms, metabolites and metabolic precursors (whether active or inactive) of Telavancin.

1.72              “Theravance Invention” means an Invention invented solely or jointly by an employee, contractor or agent of Theravance or its Affiliates (excluding Joint Inventions).

1.73              “Theravance Know-How” means all present and future information directly relating to the Licensed Product or a Theravance Invention, including all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, nonclinical and clinical trial results, manufacturing procedures, test procedures and purification techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and other discoveries, developments, inventions and other intellectual property (whether or not confidential, proprietary, patented or patentable) that are required for Clinigen to perform its obligations or exercise its rights under this Agreement or that facilitates manufacturing, Development, or Commercialization of the Licensed Product in the Territory, and which during the Term are in Theravance’s or any of its Affiliates’ possession or control and are or become owned by, or otherwise may be licensed (provided there are no restrictions on Theravance thereof) by, Theravance. Theravance Know-How does not include any Theravance Patents, Clinigen Patents, Joint Invention Patents, or Clinigen Know-How.

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.74              “Theravance Patents” means all present and future Patents (excluding Clinigen Patents and Joint Invention Patents) owned by or licensed to Theravance or any of its Affiliates that cover a Theravance Compound and/or a Licensed Product and/or the making, having made, use, Development, Commercialization, offer for sale, sale, exportation or importation of a Theravance Compound and/or a Licensed Product. All the Theravance Patents as of the Effective Date are shown in Exhibit B.

1.75              “Theravance Trademarks” means all trademarks and community designs to which Theravance or any of its Affiliates have rights relating to a Licensed Product in the Territory, excluding any Theravance Housemark.  The Theravance Trademarks for which there are registrations or pending applications relating thereto as of the Effective Date are set forth in Exhibit C.

1.76              “Third Party” means a Person who is not a Party or an Affiliate of a Party.

1.77              “Third Party Claim” shall have the meaning set forth in Section 12.03(a).

1.78              “United States” means the United States of America, its territories and possessions.

1.79              “Valid Claim” means any claim(s) pending in a patent application or in an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not has been admitted to be invalid or unenforceable through reissue or disclaimer. If in any Country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal rank, then the decision or decisions upholding the claim shall prevail when the decisions are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.

ARTICLE II.                                                                     RIGHTS AND OBLIGATIONS

2.01              License Grants from Theravance to Clinigen.

(a)                                 Commercialization License. Subject to the terms of this Agreement, including without limitation Section 2.03(a), Theravance hereby grants to Clinigen, and Clinigen accepts, an exclusive (even as to Theravance and its Affiliates) sublicensable, transferrable license under the Theravance Patents, Theravance Know-How, Theravance Inventions and Theravance’s rights in the Joint Inventions and/or Joint Invention Patents to Commercialize the Licensed Product in the Field in the Territory. The exclusivity specified in this Section 2.01(a) means and shall be construed in the following manner: Theravance and its Affiliates reserve a sublicensable, transferrable right under the Theravance Patents, Theravance Know-How, Theravance Inventions and Theravance’s rights in the Joint Inventions and/or Joint Invention Patents to Commercialize the Licensed Product within or outside of the Field, outside of the Territory.

(b)                                 Trademark License. Subject to the terms of this Agreement, including without limitation Section 2.03(a), Theravance hereby grants to Clinigen, and Clinigen accepts, an exclusive (even as to Theravance and its Affiliates) sublicensable, transferrable license under the Theravance Trademarks, Theravance’s rights in the Theravance Trademarks and the trade

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

dress associated with such Trademarks excepting out the logos of, and references to, Third Parties unless required by applicable Law, together with all the goodwill of the business symbolized thereby, for the purpose of Commercialization of the Licensed Product in the Field in the Territory. The exclusivity specified in this Section 2.01(b) means and shall be construed in the following manner: Theravance and its Affiliates reserve a sublicensable, transferrable right under the Theravance Trademarks and Theravance’s rights in the Theravance Trademarks for the purpose of Development and Commercialization of the Licensed Product within or outside of the Field, outside of the Territory.

(c)                                  Further Assurances. Theravance and Clinigen agree that they will duly cooperate in executing and registering with required Governmental Authorities this Agreement and/or any other agreements (including entering into separate license agreements, as applicable) in accordance with which Clinigen and/or Theravance are granted rights and licenses in order to effectuate the rights and licenses granted hereunder. Theravance and Clinigen shall execute and cause their respective Affiliates to execute any and all documents and perform and cause their respective Affiliates to perform any and all actions necessary to ensure that this Agreement and/or any other agreements granting Clinigen and/or Theravance rights and licenses duly comply with all applicable government requirements.

2.02              License Grants from Clinigen to Theravance.  Effective only upon the existence of any Clinigen Patent, Clinigen Know-How, Clinigen Inventions, Joint Invention and/or Joint Invention Patents, and subject to the terms of this Agreement, including without limitation Section 2.03(b), Clinigen grants to Theravance, and Theravance accepts the following licenses outside the Territory:

(a)                                 Development License: an exclusive (even as to Clinigen and its Affiliates), royalty-free, sublicensable, transferrable license for the entire term of legal protection under the Clinigen Patents, Clinigen Know-How, Clinigen Inventions and Clinigen’s rights in the Joint Inventions and/or Joint Invention Patents to use and Develop the API Compound and the Licensed Product within or outside of the Field, inside and outside the Territory. For the avoidance of doubt, the licenses granted in this Section 2.02 shall not alter in any way the licenses granted by Theravance to Clinigen under this Agreement.

(b)                                 Commercialization License: an exclusive (even as to Clinigen and its Affiliates), royalty-free, sublicensable, transferrable license for the entire term of legal protection under the Clinigen Patents, Clinigen Know-How, Clinigen Inventions and Clinigen’s rights in the Joint Inventions and/or Joint Invention Patents to Commercialize the Licensed Product within or outside of the Field, outside the Territory.

(c)                                  Manufacturing License: a non-exclusive, royalty-free, sublicensable, transferrable license for the entire term of legal protection under the Clinigen Patents, Clinigen Know-How, Clinigen Inventions and Clinigen’s rights in the Joint Inventions and/or Joint Invention Patents to import, export, use, make and have made API Compound and formulated Licensed Product within or outside of the Field, inside and outside the Territory.

2.03              Licenses to Third Parties. The licenses granted to Clinigen under Section 2.01 shall not prevent Theravance from granting:

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(a)                                 licenses to Third Parties under Theravance Patents, Theravance Know-How, Theravance Inventions, Theravance’s rights in the Joint Inventions and/or Joint Invention Patents to Develop the API Compound and the Licensed Product inside or outside the Territory;

(b)                                 licenses to Third Parties under Theravance Patents, Theravance Know-How, Theravance Inventions, Theravance’s rights in the Joint Inventions and/or Joint Invention Patents to Commercialize the Licensed Product outside the Territory; and

(c)                                  licenses to Third Parties under the Theravance Patents, Theravance Know-How, Theravance Inventions, Theravance’s rights in the Joint Inventions and/or Joint Invention Patents to import, export, use, make and have made the API Compound and the Licensed Product inside or outside the Territory.

For the avoidance of doubt, the licenses granted in this Section 2.03 shall not alter in any way the licenses granted by Theravance to Clinigen under this Agreement.

2.04              Co-Ownership in the Joint Inventions and Joint Invention Patents. If the applicable Laws do not require granting a license in and to the Joint Inventions and Joint Inventions Patent as provided in Section 2.01 to Section 2.03 above, the Parties herewith unambiguously agree and acknowledge, and provide their express consent and approval, that each of Theravance and Clinigen have a right to use the Joint Inventions and Joint Invention Patents in accordance with the terms provided in Section 2.01 to Section 2.03 above unless otherwise is agreed by the Parties in writing with regard to any Joint Invention or Joint Invention Patent.

2.05              Sublicensing and Subcontracting. Each Party may sublicense or subcontract its rights, if any, to Develop, manufacture and/or Commercialize the API Compound and the Licensed Product in whole or in part to one or more of its Affiliates, provided that the rights sublicensed or subcontracted to such Affiliate shall automatically terminate upon a change of control of such Affiliate in connection with which such Affiliate ceases to be an Affiliate of such Party. Each Party may also sublicense or subcontract its rights, if any, to Develop, manufacture and/or Commercialize the API Compound and the Licensed Product, in whole or in part, to one or more Third Parties provided, however, that any such sublicense from Clinigen shall require the prior written consent of Theravance, such consent not to be unreasonably withheld. Each Party shall secure all appropriate covenants, obligations and rights from any such sublicensee or subcontractor granted by it under this Agreement, including, but not limited to, intellectual property rights and confidentiality obligations in any such agreement or other relationship, to ensure that such sublicensee can comply with all of such Party’s covenants and obligations to the other Party under this Agreement that are applicable to the sublicensees. Each Party’s rights to sublicense, subcontract or otherwise transfer its rights granted under this Article II are limited to those expressly set forth in this Section 2.05.

2.06              Trademarks and Housemarks.

(a)                                 Trademarks. The Licensed Product shall be Commercialized under trademarks in the Territory (and trade dress selected and approved by the Joint Steering Committee).  Clinigen shall exclusively own all trademarks in the Territory other than the Theravance Trademarks, and shall be responsible for the procurement, filing and maintenance of

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trademark registrations in the Territory for such trademarks and all costs and expenses related thereto. Theravance shall be responsible for the procurement, filing and maintenance of trademark registrations in the Territory for the Theravance Trademarks and all costs and expenses related thereto. Clinigen shall also exclusively own all trade dress and copyrights associated with the Licensed Product in the Territory. Theravance agrees not to register or, in connection with the sale of any product, use in the Territory any trademark or trade dress which is identical to or confusingly similar to any of Clinigen’s trademarks or trade dress used for a Licensed Product unless otherwise agreed between the Parties. Clinigen agrees not to register or, in connection with the sale of any product, use any trademark which is identical to or confusingly similar to any of Theravance’s trademarks used for a Licensed Product unless otherwise agreed between the Parties.

(b)                                 Housemarks. Each Party acknowledges the goodwill and reputation that has been associated with the other Party’s Housemarks over the years, and shall use such Housemarks in a manner that maintains and promotes such goodwill and reputation and is consistent with trademark guidelines. Each Party shall take all reasonable precautions and actions to protect the goodwill and reputation that has inured to the other Party’s Housemarks, shall refrain from doing any act that is reasonably likely to impair the reputation of such Housemarks, and shall cooperate fully to protect such Housemarks.

2.07              Post-Term Option.  Following the expiration of the Term (unless this Agreement is terminated earlier in accordance with Article XIV, in which case this provision has no force or effect) Clinigen shall have the option (the “Post-Term Option”), on a Country-by-Country basis, to continue to have the exclusive right to Commercialize the Licensed Product in such Countries in the Territory under Section 2.01 and the other terms and conditions of this Agreement applicable to Section 2.01. Clinigen will notify Theravance in writing as to whether or not it is exercising the Post-Term Option, and for which Countries in the Territory, within thirty (30) days of the expiration of the Term.  After such date the Post-Term Option will expire.

ARTICLE III.                                                                GOVERNANCE

3.01              Joint Steering Committee.

(a)                                 Purpose.  The purposes of the Joint Steering Committee shall be (i) to determine the overall strategy for this collaboration between the Parties and (ii) to coordinate the Parties’ activities hereunder. The Parties intend that their respective organizations will work together and will use Diligent Efforts to assure success of the collaboration in accordance with Section 3.04.

(b)                                 Members. Within thirty (30) days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee”), which shall consist of four (4) members, two (2) of whom shall be designated by each of Clinigen and Theravance and shall have appropriate expertise, with at least one (1) member from each Party being at least at a vice president level or higher in the case of Theravance and a member of its senior management in the case of Clinigen. Each of Clinigen and Theravance may replace any or all of its representatives on the Joint Steering Committee at any time upon written notice to the other Party. A Party may designate a substitute to temporarily attend and perform the functions of such Party’s designee at

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any meeting of the Joint Steering Committee. Clinigen and Theravance each may, on advance written notice to the other Party, invite non-member representatives of such Party to attend meetings of the Joint Steering Committee. Each Party shall secure all appropriate covenants, obligations and rights from any such members, substitute members or non-member representatives permitted herein, including, but not limited to confidentiality obligations and intellectual property rights, to ensure that such Party can comply with all of such Party’s covenants and obligations to the other Party under this Agreement. The Joint Steering Committee shall be chaired by a representative of Theravance on the Joint Steering Committee. The other representative of Theravance on the Joint Steering Committee shall serve as secretary of the Joint Steering Committee.

(c)                                  Responsibilities. The Joint Steering Committee shall perform the following functions:

(i)                                               Oversee the Commercialization of the Licensed Product in the Territory pursuant to the terms of this Agreement. Have joint approval of, designs and protocols (if any) as well as internal publication plans and primary publications of clinical and nonclinical studies featuring a Licensed Product (e.g., publications for major international peer-reviewed journals and conferences);

(ii)                                            At each meeting of the Joint Steering Committee, review Net Sales for the year-to-date as available;

(iii)                                         Coordinate and monitor regulatory strategy and activities for the Licensed Product in the Territory in accordance with Article VIII;

(iv)                                        Review and approve the trademarks selected under Section 2.06;

(v)                                           Discuss the state of the markets for the Licensed Product in the Territory and opportunities and issues concerning the Commercialization of the Licensed Product in the Territory, including consideration of marketing and promotional strategy, marketing research plans, labeling and Licensed Product positioning;

(vi)                                        Life cycle management of, and intellectual property protection for, the Licensed Product in the Territory;

(vii)                                     At each meeting of the Joint Steering Committee, review the status of the major Commercialization activities related to the Licensed Product in the Territory and any results therefrom; and

(viii)                                  Have such other responsibilities as may be assigned to the Joint Steering Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

Notwithstanding the foregoing, Clinigen (and not the Joint Steering Committee) shall have the authority to establish and adjust pricing, develop go-to-market strategies and develop and implement marketing processes.

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(d)                                 Meetings. The Joint Steering Committee shall meet in person at least twice during every Calendar Year, and more frequently (i) as mutually agreed by the Parties or (ii) as required to resolve disputes or disagreements, on such dates, and at such places and times, as such Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the Joint Steering Committee within thirty (30) days after the establishment of the Joint Steering Committee and no more than sixty (60) days after the Effective Date of this Agreement. Meetings of the Joint Steering Committee may also be held by means of telecommunications or video conferences as deemed appropriate by the Parties.

(e)                                  Decision-Making.

(i)                                               The Joint Steering Committee may make decisions with respect to any subject matter that is subject to the Joint Steering Committee’s decision-making authority and functions as set forth in Section 3.01(c). All decisions of the Joint Steering Committee shall be made by consensus, with the representatives from each Party presenting a unified position on behalf of such Party. The Joint Steering Committee shall use Diligent Efforts to resolve the matters within its roles and functions or otherwise referred to it.

(ii)                                            With respect to any unresolved issue, if the Joint Steering Committee cannot reach consensus within ten (10) Business Days after the matter has been brought to the Joint Steering Committee’s attention, then such issue shall be referred to the Chief Executive Officer of Theravance and the Chief Executive Officer of Clinigen (collectively, the “Officers”) for resolution.  The Parties agree that use of the Officers for resolution of any unresolved issues will be on an exceptional basis.  If the Officers are unable to reach consensus within thirty (30) days after the matter has been referred to them, the final decision will be made by the chairman of the Joint Steering Committee.

3.02              Minutes of Joint Steering Committee Meetings.  Definitive minutes of all Joint Steering Committee meetings shall be finalized no later than thirty (30) days after the meeting to which the minutes pertain as follows:

(a)                                 Distribution of Minutes. Within ten (10) days after a Joint Steering Committee meeting, the secretary of such committee shall prepare and distribute to all members of such committee draft minutes of the meeting. Such minutes shall provide a list of any issues yet to be resolved, either within such committee or through the relevant resolution process.

3.03              Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, the Joint Steering Committee.

3.04              General Guidelines and Coordination Efforts. In all matters related to the Commercialization collaboration established by this Agreement, the Parties shall strive to balance as best they can the legitimate interests and concerns of the Parties and to jointly make key manufacturing, regulatory and Commercialization decisions related to the Licensed Product in the Territory in order to maximize the value of the Licensed Product both inside and outside the Territory, independent of the then-current Development status of the Licensed Product outside the Territory.  In all matters relating to this Agreement, the Parties shall seek to comply with good

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pharmaceutical and environmental practices in accordance with ICH standards and consistent with practices generally acceptable to Governmental Authorities in the United States (including the FDA), the European Union (including the EMA) and its member states and the other competent Governmental Authorities in the Territory.  The Parties intend, following the Effective Date, to organize meetings of internal staff to communicate and explain the provisions of this Agreement to ensure the efficient and timely Commercialization of the Licensed Product in the Territory.

ARTICLE IV.                                                                 MARKETING AUTHORIZATIONS

4.01              Obligation for Transferring and Maintaining Marketing Authorizations.

(a)                                 Transfer of Marketing Authorization.  As soon as practicable but no more than sixty (60) days after the Effective Date, Theravance will transfer to Clinigen the relevant Marketing Authorization(s) for the Licensed Product in the Territory.  If the transfer of the relevant Marketing Authorization(s) for the Licensed Product is not possible within such sixty (60) day period, then Theravance and Clinigen will use Diligent Efforts to complete the transfer as promptly as possible thereafter.  For the purpose of such transfer, Theravance shall transfer or assign the Marketing Authorization(s) for the Licensed Product to Clinigen and/or cause that Marketing Authorization(s) for the Licensed Product to issue in the name of Clinigen.  Theravance shall execute and deliver all documents reasonably necessary to effect that transfer, assignment or issuance, and take all actions reasonably necessary to effect that transfer, assignment or issuance. Theravance hereby appoints Clinigen as Theravance’s attorney-in-fact, with full power of substitution, to execute, deliver and file in Theravance’s name any documents and take any actions reasonably necessary or desirable to transfer or assign any Marketing Authorization(s) for the Licensed Product to Clinigen or cause any Marketing Authorization(s) for the Licensed Product to issue in the name of Clinigen.  It is expressly agreed that any communication with Governmental Authorities within the Territory (including but not limited to the EMA) after the Effective Date by Theravance or any other entity acting in the name or on behalf of Theravance requires the prior written approval of Clinigen. After the transfer, Clinigen will be the Marketing Authorization holder and will maintain such Marketing Authorization.  Should there be a variation in the FDA approval that would necessitate a variation in Marketing Authorization(s), Theravance must inform Clinigen as soon as practicable, but not more than fifteen (15) days after such variation has become effective. Following the expiration of the Term, and except for such Countries (if any) for which Clinigen has exercised the Post-Term Option, Clinigen will transfer the relevant Marketing Authorization(s) to Theravance or Theravance’s designee in the Territory and Theravance or Theravance’s designee will become the Marketing Authorization holder for such Marketing Authorization(s).

(b)                                 Diligent Efforts. Clinigen will, in accordance with the priorities agreed by the Joint Steering Committee, exercise Diligent Efforts in pursuing any further required Marketing Authorization Approvals necessary to Commercialize the Licensed Product in each Country of the Territory.  Theravance will, in accordance with the priorities agreed by the Joint Steering Committee, exercise Diligent Efforts in providing Clinigen with evidence confirming that there is, within the marketing authorization dossier for the Licensed Product, an authorized manufacturing site which fulfills the requirements set out in Article 41 of Directive 2001/83/EC and otherwise provide Clinigen the information necessary to maintain the Marketing Authorization Approvals.

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(c)                                  Clinigen Funding Responsibility. Clinigen shall bear all costs and expenses associated with obtaining any further Marketing Authorization Approvals for the Licensed Product in each Country of the Territory during the Term. Clinigen will be the Marketing Authorization holder for any such approvals in any Country in the Territory during the Term. Following the expiration of the Term, Theravance or Theravance’s designee will become the Marketing Authorization holder for any such approvals in any Country in the Territory other than those Countries for which Clinigen has exercised the Post-Term Option.

(d)                                 Theravance Assistance.  To the extent reasonably required by Clinigen for the exercise of their rights hereunder, Theravance shall provide free of charge to Clinigen the existing US, Canadian and European Union regulatory dossier and, within reason, other related documents such as variations, amendments and supporting information for the Licensed Product (in CTD format), as well as stability data according to ICH guidelines. Upon Clinigen’s request, and at Theravance’s sole discretion and cost, Theravance will endeavor to provide Clinigen such other reasonable assistance as may be reasonably required by Clinigen to achieve its Marketing Authorization Approval objectives and Diligent Efforts obligations related to the Licensed Product, which such assistance may be provided directly or through Theravance’s vendors or contractors.

4.02              Transfer of Information from Theravance to Clinigen. As soon as practicable but no more than sixty (60) days after the Effective Date, the Parties shall determine what additional existing information and materials relating to the Licensed Product are necessary for Clinigen’s Marketing Authorization Approval obligations pursuant to this Article IV, and establish a process for transferring such information and material to Clinigen (including, to the extent available, in appropriate electronic format) or provide means of access thereto reasonably acceptable to both Parties.  Clinigen may request attendance at Theravance-agreed audits as an observer.

4.03              Non-EU Countries. If the legal authority to market and sell the Licensed Product in a Country in the Territory that is not a member of the European Union requires a local Marketing Authorization and/or regulatory authorization in addition to the EMA Marketing Authorization, such as a wholesale trading license, that Clinigen does not possess, then Clinigen shall be permitted to obtain such Marketing Authorization and/or regulatory authorization in addition to the EMA Marketing Authorization to Commercialize the Licensed Product in that Country in the Territory through partners, sublicensees, subcontractors or local distributors who shall obtain and possess such licenses as trustee for Clinigen.  For the sake of clarity and avoidance of doubt, such local partners, sublicensees, subcontractors or local distributors shall not be entitled to any rights or licenses beyond the scope of the rights and license granted to Clinigen under this Agreement.

ARTICLE V.                                                                      COMMERCIALIZATION

5.01              Marketing Plans.

(a)                                 General. The Joint Steering Committee shall be consulted upon and review an overall Marketing Plan for the Licensed Product in the Territory prepared by Clinigen. Each Marketing Plan shall define the goals and objectives for Commercializing the Licensed Product in the Territory and in the pertinent Calendar Year. Clinigen shall be responsible for pricing and market approach, but major strategic changes to this plan shall require Joint Steering

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Committee approval. Major strategic changes are defined as changes in Territory (additions or deletions), the application for or withdrawal of Marketing Authorizations in any Country in the Territory or regulatory issues.

(b)                                 Contents of Each Marketing Plan.

(i)                                               Clinigen shall be responsible for developing and executing the overall Marketing Plan for the Licensed Product.  Such Marketing Plan shall contain as appropriate results of market research and strategy, including market size, dynamics, growth, customer segmentation, customer targeting, competitive analysis and Licensed Product positioning in each Country in the Territory; and sales plans for each Country or other pertinent geographic subdivision of the Territory.

(ii)                                            The Joint Steering Committee shall retain the authority to review and approve core advertising and promotion programs and strategies in each Country in the Territory, including literature, media plans, symposia and speaker programs; and Phase 3B/Phase 4 Studies to be conducted (if any) in the Territory, in recognition of the requirements of applicable Laws.

5.02              Obligations for Commercialization. Clinigen shall use Diligent Efforts to Commercialize the Licensed Product in each Country in the Territory in accordance with the then-current Marketing Plan and to ensure that Licensed Product intended for sale in the Territory is not exported from or sold outside of the Territory.

5.03              Commercialization.

(a)                                 Clinigen Responsibility. Under the guidance provided by the Joint Steering Committee,

(i)                                               Clinigen shall have the responsibility for Commercialization of the Licensed Product for distribution and sale in each Country in the Territory. Clinigen shall bear all costs and expenses associated with the Commercialization of the Licensed Product for sale or distribution in the Territory.

(ii)                                            Clinigen shall have the sole responsibility to distribute, sell, record sales and collect payments for the Licensed Product in the Territory.

(iii)                                         Considering the input provided by the Joint Steering Committee (subject to applicable Laws), Clinigen shall have the responsibility for establishing and modifying the terms and conditions with respect to the sale of the Licensed Product in the Territory, including, without limitation, the price or prices at which the Licensed Product will be sold, any discount applicable to payments or receivables, and similar matters.

(iv)                                        Clinigen will be responsible for storage after delivery to Clinigen, order receipt, order fulfillment, shipping and invoicing of the Licensed Product in the Territory.

(b)                                 Semi-Annual Reports. Clinigen shall provide the Joint Steering Committee a formal Commercialization report semi-annually. Such reports shall set forth in detail the results of Clinigen’s Commercialization activities related to the Licensed Product performed during such semi-annual period in each Country in the Territory.

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(c)                                  Theravance Assistance. Upon Clinigen’s request, and as agreed and coordinated by the Joint Steering Committee, Theravance will endeavor to provide Clinigen such reasonable assistance as may be reasonably required by Clinigen to achieve its Commercialization objectives and Diligent Efforts obligations related to the Licensed Product, which such assistance may be provided directly or through Theravance’s vendors or contractors. Clinigen will reimburse Theravance within thirty (30) days of receipt of invoice for all of Theravance’s fully burdened internal and external costs associated with providing such support or assistance to Clinigen.

5.04              Theravance Access to and Use of Commercial Information. Clinigen will provide Theravance with full and timely access free of charge to any and all information and data generated by or on behalf of Clinigen and its Affiliates or sublicensees or subcontractors related to Commercialization of the Licensed Product. Theravance will have the unrestricted right, subject to its obligations under Article X, to use and cite any such information and data to support Development and Commercialization of the Licensed Product outside the Territory.

ARTICLE VI.                                                                 FINANCIAL PROVISIONS

6.01              Signing Fee.                                          Two (2) Business Days after the Effective Date, Clinigen shall pay to Theravance a non-creditable, non-refundable amount of Five Million United States Dollars (U.S. $5,000,000.00).

6.02              Payment of Royalties on Net Sales.

(a)                                 During Calendar Years 2013 and 2014.

(i)                                               Patent Royalties. As further partial consideration for the acquisition of license rights under the Theravance Patents by Clinigen under this Agreement, where there is a Valid Claim of a Theravance Patent or a Joint Patent covering a Theravance Compound and/or the Licensed Product and/or its use or process of manufacture in a Country of the Territory at the time Net Sales in such Country occur, Clinigen shall pay Theravance, within thirty (30) days after the end of each Calendar Quarter during the Calendar Years 2013 and 2014, royalty payments as follows:

1)                                     On total Annual Net Sales in the Territory up to and including [***]: 20%

2)                                     On total Annual Net Sales in the Territory between [***]

3)                                     On total Annual Net Sales in the Territory greater than [***]: 30%

(ii)                                            Know-How Royalty. As further partial consideration for the acquisition of license rights under the Theravance Know-How by Clinigen under this Agreement, where an obligation to pay royalties under Section 6.02(a)(i) is not applicable in the

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Territory, Clinigen shall pay Theravance, within thirty (30) days after the end of each Calendar Quarter during the Calendar Years 2013 and 2014, royalty payments as follows:

1)                                     On total Annual Net Sales in the Territory up to and including [***]

2)                                     On total Annual Net Sales in the Territory between [***]

3)                                     On total Annual Net Sales in the Territory greater than [***]

(b)                                 Beginning January 1, 2015.

(i)                                               Patent Royalties. As further partial consideration for the acquisition of license rights under the Theravance Patents by Clinigen under this Agreement, where there is a Valid Claim of a Theravance Patent or a Joint Patent covering a Theravance Compound and/or the Licensed Product and/or its use or process of manufacture in a Country of the Territory at the time Net Sales in such Country occur, Clinigen shall pay Theravance, within thirty (30) days after the end of each Calendar Quarter from January 1, 2015 and during the remainder of the Term, royalty payments as follows:

1)                                     On total Annual Net Sales in the Territory up to and including [***]

2)                                     On total Annual Net Sales in the Territory greater than [***]: 30%

(ii)                                            Know-How Royalty. As further partial consideration for the acquisition of license rights under the Theravance Know-How by Clinigen under this Agreement, where an obligation to pay royalties under Section 6.02(b)(i) is not applicable in the Territory, Clinigen shall pay Theravance, within thirty (30) days after the end of each Calendar Quarter from January 1, 2015 and during the remainder of the Term, royalty payments as follows:

1)                                     On total Annual Net Sales in the Territory up to and including [***]

2)                                     On total Annual Net Sales in the Territory greater than [***]

(iii)                                         Post-Term Royalty.  As further partial consideration for the acquisition of exclusive rights to continue to sell the Licensed Product following its exercise of the Post-Term Option, Clinigen shall pay Theravance, within thirty (30) days after the end of each Calendar Quarter from the date the Post-Term Option is exercised, royalty payments as follows:

1)                                     On total Annual Net Sales in the Territory up to and including [***]

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2)                                     On total Annual Net Sales in the Territory greater than [***]

6.03              Royalty Responsibilities; Net Sales Reports.

(a)                                 Payments to Third Parties.

(i)                                               Subject to Section 6.03(a)(ii), if, as a result of a settlement approved by both Parties or as a result of a final non-appealable judgment, Clinigen is required to pay any amounts to a Third Party directly because using or selling the Licensed Product in a Country of the Territory is found to infringe the rights of such Third Party, Clinigen shall deduct [***] of any such amount paid to such Third Party from the royalties otherwise due Theravance on Net Sales of the Licensed Product in such Country.

(ii)                                            Clinigen shall pay any amounts owed to a Third Party as a result of the use of Clinigen Patents or Clinigen Know-How with respect to sales of Licensed Product and shall not deduct any of such amounts from the royalties due Theravance.

(b)                                 Net Sales Report. Within thirty (30) days after the end of each Calendar Quarter, Clinigen shall submit to Theravance a written report setting forth on a Country-by-Country basis Net Sales during such Calendar Quarter, total royalty payments due Theravance, relevant market share data and any payments made to any Third Party pursuant to Section 6.03(a)(i) (each a “Net Sales Report”).

6.04              GAAP. All financial terms and standards defined or used in this Agreement for sales or activities shall be governed by and determined in accordance with United States generally accepted accounting principles, consistently applied.

6.05              Currencies. Monetary conversion from the currency used in the Territory into United States Dollars shall be calculated as follows, unless otherwise mutually agreed to by the Parties: the quarterly rate shall be the daily closing spot rates on the last Business Day of the relevant Calendar Quarter using the exact figures provided by the Financial Times.

6.06              Manner of Payments. All sums due under this Article VI shall be payable in United States Dollars by bank wire transfer in immediately available funds to such bank account(s) set forth in Section 15.17 of this Agreement. Clinigen shall notify Theravance as to the date and amount of any such wire transfer to Theravance at least five (5) Business Days prior to such transfer.

6.07              Interest on Late Payments. If Clinigen shall fail to make a timely payment pursuant to this Article VI, any such payment that is not paid on or before the date such payment is due under this Agreement shall bear interest, to the extent permitted by applicable Laws, at the average one-month London Inter-Bank Offering Rate (LIBOR) for the United States Dollar as reported from time to time in The Wall Street Journal, effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue or, if such rate is not regularly published, as published in such source as the Joint Steering Committee agrees.

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6.08              Taxes. Clinigen shall be responsible for all taxes, levies and other duties on Licensed Product sale arising out of this Agreement (“Taxes”) other than taxes attributable to Theravance income.  If Clinigen is required by applicable law (after giving effect to any applicable tax treaty) to deduct or withhold any Taxes (other than taxes attributable to Theravance income) from or in respect of any amount payable to Theravance under this Agreement, (a) Clinigen shall make the necessary withholding or deduction of applicable Taxes and pay the relevant taxation authority the minimum amount necessary to comply with the applicable law, and (b) the corresponding amount payable hereunder shall be increased as may be necessary so that after Clinigen makes all required deductions or withholdings, Theravance shall receive an amount equal to the amount it would have received had no such deductions or withholdings been made.  Should Theravance be able, within the maximum period allowable by applicable law, to utilize as a tax credit or tax deduction any amounts withheld or deducted by Clinigen as provided above, Theravance shall promptly notify Clinigen of the amount of such tax credit or other tax benefit within thirty (30) days after such amount can first be calculated and, at the time of such notice, refund the amount of such credit (or amount of tax saved with respect to such deduction) to Clinigen, or, if Clinigen so requests in writing prior to such time, provide a credit for such amount to Clinigen hereunder whereby Clinigen shall be entitled to deduct such amount from the next payment due to Theravance under this Agreement.   Both Parties shall reasonably cooperate with each other, including by providing such certifications or other documentation, as may reasonably be necessary to obtain any exemption, reduction or exception available under applicable law from any such deduction or withholding from amounts payable hereunder.

6.09              Financial Records; Audits. Clinigen shall keep, and shall cause its Affiliates, sublicensees and subcontractors to keep, such accurate and complete records of Net Sales as are necessary to determine the amounts due to Theravance under this Agreement and such records shall be retained by Clinigen or any of its Affiliates or sublicensees (in such capacity, the “Recording Party”) during the Term. During normal business hours and with reasonable advance notice to the Recording Party, such records shall be made available for inspection, review and audit, at the request and expense of Theravance, by an independent certified public accountant, or the local equivalent, appointed by Theravance and reasonably acceptable to the Recording Party for the sole purpose of verifying the accuracy of the Recording Party’s accounting reports and payments made or to be made pursuant to this Agreement; provided, however, that such audits may not be performed by Theravance more than once per Calendar Year. Such accountants shall be instructed not to reveal to Theravance the details of their review, except for (i) such information as is required to be disclosed under this Agreement and (ii) such information presented in a summary fashion as is necessary to report the accountants’ conclusions to Theravance, and all such information shall be deemed Confidential Information of the Recording Party; provided, however, that in any event such information may be presented to Theravance in a summary fashion as is necessary to report the accountants’ conclusions. All costs and expenses incurred in connection with performing any such audit shall be paid by Theravance unless the audit discloses at least a five percent (5%) shortfall, in which case the Recording Party will bear the full cost of the audit for such Calendar Year. Theravance will be entitled to recover any shortfall in payments due to it as determined by such audit plus interest thereon calculated in accordance with Section 6.07, or alternatively shall have the right to offset and deduct any such shortfall in payments due to it against payments Theravance is otherwise required to make to the Reporting Party under this Agreement. The documents from which were calculated the sums due under this Article VI shall

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be retained by the relevant Party during the Term.  If the Recording Party is not Clinigen, Clinigen shall cause its Affiliate or sublicensee to perform the obligations under this Section 6.09.

ARTICLE VII.                                                            PROMOTIONAL MATERIALS

7.01              Markings of Promotional Materials. To the extent not forbidden under applicable Laws, and further to the extent reasonably practicable, all Promotional Materials for use with the Licensed Product in the Territory will, at Theravance’s sole discretion, indicate the contribution of the license from Theravance for the Licensed Product. Subject to the foregoing, the Theravance Housemark and the Clinigen Housemark shall both be given exposure and prominence on all Promotional Materials, as well as labeling, package inserts or outserts and packaging for the Licensed Product in the Territory. Unless required by applicable Laws, Theravance at its sole discretion may choose not to have the Theravance Housemark displayed on such Promotional Materials or labeling.

7.02              Statements Consistent with Labeling. Clinigen and its Affiliates, sublicensees and subcontractors shall ensure that sales representatives detail the Licensed Product in a manner and consistent with the requirements of applicable Laws.

ARTICLE VIII.                                                       REGULATORY MATTERS

8.01              Regulatory Filings. Clinigen shall also be solely responsible for filing any additional regulatory applications for the Licensed Product in the Territory with the appropriate Governmental Authorities and will use Diligent Efforts in seeking appropriate Marketing Authorization and Marketing Authorization Approval for the Licensed Product in each Country in the Territory.  If agreed by the Joint Steering Committee, and if consistent with Clinigen’s Diligent Efforts obligations, Clinigen may choose not to seek Marketing Authorization and Marketing Authorization Approval for the Licensed Product in a particular Country.  The regulatory approvals which may be required for the performance of this Agreement include, without limitation: permission to conduct any clinical trials in the Territory, permissions necessary for conduct of clinical trials in the Territory (e.g., permission for importation of a medicinal preparation for clinical trials, permission for exportation of biological materials), Marketing Authorization and Marketing Authorization Approval. Upon Clinigen’s request, and as agreed and coordinated by the Joint Steering Committee, Theravance will endeavor to provide Clinigen such reasonable assistance as may be reasonably required by Clinigen to fulfill its responsibilities hereunder. Such Theravance assistance may be provided directly or through Theravance’s vendors or contractors. Clinigen shall be responsible for maintaining the regulatory approvals obtained under this Section 8.01 and shall solely own all such regulatory approvals in the Territory. Clinigen shall be fully responsible for bearing all costs and expense associated with undertaking and completing said registration activities in the Territory, including but not limited to the costs of preparing and prosecuting applications for such regulatory approvals and fees payable to regulatory agencies in obtaining and maintaining same.

8.02              Access to and Use of Regulatory Filings.

(a)                                 Clinigen will provide Theravance with full and timely access free of charge to any and all regulatory filings and associated data generated by or on behalf of Clinigen

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and its Affiliates or sublicensees or subcontractors related to the Licensed Product. Theravance will have the unrestricted right to use and cite any such regulatory filings and associated data to support Development and Commercialization of the Licensed Product outside the Territory.

(b)                                 Theravance will, on an annual basis, provide Clinigen with an index listing all regulatory filings relating to the Licensed Product outside the Territory.  At Clinigen’s request, Theravance will provide Clinigen with full and timely access free of charge to any and all such regulatory filings and associated data generated by or on behalf of Theravance and its Affiliates or sublicensees or subcontractors that is reasonably necessary for the Commercialization of the Licensed Product inside the Territory.  Clinigen will have the right to use and cite any such regulatory filings and associated data to fulfill its obligations under this Agreement inside the Territory.

8.03              Exchange of Drug Safety Information.

(a)                                 Clinigen shall be responsible for recording, investigating, summarizing, notifying, reporting and reviewing all Adverse Drug Experiences in the Territory in accordance with applicable Laws and shall require that its Affiliates, sublicensees and subcontractors (i) adhere to all requirements of applicable Laws that relate to the reporting and investigation of Adverse Drug Experiences in the Territory, and (ii) inform the Joint Steering Committee promptly of such matters arising therefrom.

(b)                                 Theravance shall notify Clinigen as soon as practicable of all “adverse reactions”, “serious adverse reactions” and “unexpected adverse reactions” as such terms are defined in Directive 2001/83/EC and all “adverse events,” “adverse experiences” and “adverse drug reactions” as such terms are defined in ICH E2A that occur outside the Territory to enable Clinigen to comply with the Guideline on good pharmacovigilance practices (GVP) Module VI — Management and reporting of adverse reactions to medicinal products.

8.04              Recalls or Other Corrective Action. Each Party shall, as soon as practicable, notify the other Party of any recall information received by it in sufficient detail to allow the Parties to comply with any and all applicable Laws. Clinigen shall promptly notify Theravance of any material actions to be taken by Clinigen with respect to any recall or market withdrawal or other corrective action related to the Licensed Product in the Territory prior to such action to permit Theravance a reasonable opportunity to consult with Clinigen with respect thereto. All costs and expenses with respect to a recall, market withdrawal or other corrective action in the Territory shall be borne by Clinigen, subject to Clinigen’s right to be indemnified pursuant to Section 12.02 if applicable. Clinigen shall have sole responsibility for and shall make all decisions with respect to any recall, market withdrawals or any other corrective action related to the Licensed Product in the Territory.

8.05              Events Affecting Integrity or Reputation. The Parties shall notify each other immediately of any circumstances of which they are aware and which could impair the integrity and reputation of the Licensed Product or if a Party is threatened by the unlawful activity of any Third Party in relation to the Licensed Product, which circumstances shall include, by way of illustration, deliberate tampering with or contamination of the Licensed Product by any Third Party as a means of extorting payment from the Parties or another Third Party. In any such

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circumstances, the Parties shall use Diligent Efforts to limit any damage to the Parties and/or to the Licensed Product. The Parties shall promptly call a Joint Steering Committee meeting to discuss and resolve such circumstances.

ARTICLE IX.                                                                ORDERS; SUPPLY AND RETURNS

9.01              Orders and Bookings of Sales. Except as otherwise expressly stated in this Agreement, Clinigen shall have the right in the Territory to (i) receive, accept and fill orders for Licensed Product sold by Clinigen, (ii) control invoicing, order processing and collection of accounts receivable for Licensed Product sold by Clinigen and (iii) record in its books of account sales of Licensed Product sold by Clinigen.

9.02              Supply of API Compound for Commercial Requirements. Theravance shall be responsible, either directly or through Theravance’s vendors or contractors, for supplying at Clinigen’s expense API Compound for Commercialization activities in the Territory. Clinigen will reimburse Theravance within forty five (45) days of receipt of itemized invoices for all of Theravance’s Fully Burdened Cost incurred after the Effective Date associated with supplying such API Compound as mutually agreed by the Parties. Such API Compound shall be manufactured and supplied in accordance with all applicable Laws and then current Good Manufacturing Practices. A forecast for API Compound requirements for Commercialization of the Licensed Product in the Territory shall be prepared and periodically updated by the Joint Steering Committee and coordinated with the applicable Marketing Plan for the Licensed Product.

9.03              Supply of Licensed Product for Commercialization. Theravance shall be responsible, either directly or through Theravance’s vendors or contractors, for supplying at Clinigen’s expense formulated, packaged and labeled Licensed Product for Commercialization activities in the Territory or, at Clinigen’s request, unlabeled finished product for Clinigen to manage packaging and labeling within the Territory. Such formulated, packaged and labeled Licensed Product shall be manufactured and supplied in accordance with all applicable Laws and then current Good Manufacturing Practices. Clinigen will reimburse Theravance within thirty (30) days of receipt of itemized invoices for all of Theravance’s Fully Burdened Cost incurred after the Effective Date associated with supplying such formulated Licensed Product as mutually agreed by the Parties. A forecast for formulated, packaged and labeled Licensed Product requirements for Commercialization in the Territory shall be prepared and periodically updated by the Joint Steering Committee and coordinated with the applicable Marketing Plan for the Licensed Product.  During the three (3) month period following the Effective Date, the Parties shall in good faith use Diligent Efforts to enter into a supply agreement to carry out the principles set forth in this Section 9.03 and to address manufacturing of the API Compound and the formulated Licensed Product, to comply with regulatory requirements for sale in the Territory.

9.04              Manufacturing in the Territory. If the Joint Steering Committee decides to have the Licensed Product made, packaged or labeled by a Third Party in the Territory and assigns responsibility to Clinigen to supervise or manage such work and Clinigen accepts such responsibility, then Clinigen shall have a non-exclusive, royalty-free, sublicensable, transferrable license under the Theravance Patents, Theravance Trademarks, Theravance Know-How, Theravance Inventions and Theravance’s rights in the Joint Inventions and/or Joint Invention Patents to import, export, use, make and have made API Compound and formulated Licensed

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Product within the Field and inside the Territory to the extent necessary to fulfill its assigned responsibilities, subject to any limitations established by Theravance.  For the sake of clarity and avoidance of doubt, the foregoing license shall not expand Clinigen’s rights with respect to the Commercialization of the Licensed Products.

ARTICLE X.                                                                     CONFIDENTIAL INFORMATION

10.01       Confidential Information. Each of Clinigen and Theravance and their respective Affiliates and sublicensees shall keep all Confidential Information received from the other Party with the same degree of care it maintains the confidentiality of its own Confidential Information. Each of Clinigen and Theravance undertake and make their respective Affiliates and sublicensees undertake to take any and all steps or actions necessary or desirable under applicable legislation to keep secret the Confidential Information disclosed under this Agreement. Neither Party or its respective Affiliates or sublicensees shall use such Confidential Information for any purpose other than in the performance of or as described in this Agreement, or disclose the same to any other Person other than to such of its agents or contractors who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement. A Receiving Party shall advise any agent or contractor who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure that all such agents comply with such obligations as if they had been a Party hereto. The Confidential Information may be disclosed in confidence to the Receiving Party’s employees, directors, officers, agents, contractors and any other Persons on a need to know basis on the condition that it is not to be reproduced, copied or used for any other purpose than the purpose for which it is provided hereunder. No disclosure of the Confidential Information shall be made by the Receiving Party to its employees, directors, officers, agents and other Persons unless and until such employees, directors, officers, agents, contractors and other Persons have agreed in writing: (a) to hold such Confidential Information in confidence at least to the extent that the Receiving Party is obligated hereunder; and (b) not to use such Confidential Information, except as permitted by the terms of this Agreement. Upon termination of this Agreement, the Receiving Party shall return or destroy, at the Disclosing Party’s request, all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the Receiving Party’s, its agents’ or contractors’ possession, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Article X notwithstanding any earlier termination of this Agreement or otherwise. Each Party will be liable for breach of this Article X by any of its agents, Affiliates, sublicensees, subcontractors, or its Affiliates’ sublicensees and subcontractors.

10.02       Permitted Disclosure and Use. Notwithstanding Section 10.01, a Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to: (a) obtain Marketing Authorization of the Licensed Product or any other necessary permissions, approvals and other documents issued by Governmental Authorities; (b) enforce the provisions of this Agreement; or (c) comply with Laws. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 10.02, such Party shall give reasonable advance notice of such intended disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure

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confidential treatment of such information. The Receiving Party will cooperate reasonably with the Disclosing Party’s efforts to protect the confidentiality of the information.  Notwithstanding Section 10.01, the Theravance may use and disclose the Confidential Information of Clinigen as necessary to make, have made and Develop the Licensed Product and to make, have made and Develop additional compounds or products for the treatment of bacterial infections so long as the recipient of such Confidential Information is bound by confidentiality obligations no less restrictive than contemplated by the Parties in this Agreement and the Clinigen is named as an intended third party beneficiary of such confidentiality agreement.

10.03       Publications. Subject to any Third Party rights existing as of the Effective Date, Clinigen shall submit to the Joint Steering Committee for review and approval (i) all proposed academic, scientific or medical publications relating to a Licensed Product or any research or Development activities under this Agreement and intended for major international peer reviewed journals, (ii) public presentations for major international conferences relating to a Licensed Product or any research or Development activities under this Agreement and (iii) a copy of any other publications or public presentations related to the Licensed Product or any research or Development activities under this Agreement not covered by (i) and (ii) on a full and timely access basis, in each case for review in connection with preservation of Patent rights, and trade secrets, to determine whether Confidential Information should be modified or deleted from the proposed publication or public presentation and/or to confirm consistency with industry standard and customary good publication practice. Written copies of such proposed publications and presentations shall be submitted to the Joint Steering Committee no later than sixty (60) days before submission for publication or presentation and the Joint Steering Committee shall provide its comments with respect to such publications and presentations within ten (10) Business Days after its receipt of such written copy. The review period may be extended for an additional sixty (60) days if a representative of the non-publishing Party on the Joint Steering Committee can demonstrate a reasonable need for such extension including, but not limited to, the preparation and filing of patent applications. By mutual agreement of the Parties, this period may be further extended. The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to the Licensed Product or any research or Development activities under this Agreement.

10.04       Public Announcements. Except as may be expressly permitted under Section 10.03 or required by applicable Laws and subject to the final two sentences of this Section 10.04, neither Party will make any public announcement of any information regarding this Agreement, the Licensed Product or any research or Development activities under this Agreement without the prior written approval of the other Party, which approval shall not be withheld unreasonably. Once any statement is approved for disclosure by the Parties or information is otherwise made public in accordance with the preceding sentence, either Party may make a subsequent public disclosure of the contents of such statement without further approval of the other Party. Notwithstanding the foregoing, within sixty (60) days following the Effective Date, appropriate representatives of the Parties will meet and agree upon a process and principles for reaching timely consensus on how the Parties will make public disclosure concerning this Agreement, the Licensed Product or any research and Development activities under this Agreement.

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10.05       Confidentiality of this Agreement. The terms of this Agreement shall be Confidential Information of each Party and, as such, shall be subject to the provisions of this Article X.

10.06       Survival. The obligations and prohibitions contained in this Article X shall survive the expiration or termination of this Agreement for a period of ten (10) years.

ARTICLE XI.                                                                REPRESENTATIONS AND WARRANTIES; COVENANTS

11.01       Mutual Representations and Warranties. Theravance and Clinigen each represents and warrants to the other as of the Effective Date that:

(a)                                 Such Party:

(i)                                               is a company duly organized, validly existing, and in good standing under the Laws of its incorporation;

(ii)                                            is duly qualified as a corporation and in good standing under the Laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, where the failure to be so qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder;

(iii)                                         has the requisite corporate power and authority and the legal right to conduct its business as now conducted and hereafter contemplated to be conducted;

(iv)                                        has or will obtain all necessary licenses, permits, consents, or approvals from or by, and has made or will make all necessary notices to, all Governmental Authorities having jurisdiction over such Party, to the extent required for the ownership and operation of its business, where the failure to obtain such licenses, permits, consents or approvals, or to make such notices, would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder; and

(v)                                           is in compliance with its charter documents;

(b)                                 The execution, delivery and performance of this Agreement by such Party and all instruments and documents to be delivered by such Party hereunder:

(i)                                               are within the corporate power of such Party;

(ii)                                            have been duly authorized by all necessary or proper corporate action;

(iii)                                         do not conflict with any provision of the charter documents of such Party;

(iv)                                        will not, to the best of such Party’s knowledge, violate any Laws or regulation or any order or decree of any court of governmental instrumentality; will not violate or conflict with any terms of any indenture, mortgage, deed of trust, lease, agreement, or other

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instrument to which such Party is a party, or by which such Party or any of its property is bound, which violation would have a material adverse effect on its financial condition or on its ability to perform its obligations hereunder;

(c)                                  This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other Laws affecting creditors’ rights generally, or by the availability of equitable remedies; and

(d)                                 All of its employees, officers, and consultants have executed agreements or have existing obligations under Laws requiring assignment to such Party of all Inventions made by such individuals during the course of and as the result of their association with such Party, and obligating such individuals to maintain as confidential such Party’s Confidential Information.

11.02       Additional Clinigen Representations and Warranties. Clinigen further represents, warrants to Theravance as of the Effective Date that:

(a)                                 Clinigen has utilized its own scientific, marketing and distribution expertise and experience to analyze and evaluate both the scientific and commercial value of this collaboration and, except for the specific warranties and representations made by Theravance hereunder, has solely relied on such analysis and evaluations in deciding to enter into this Agreement; and

(b)                                 Neither Clinigen nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Person obtaining any interest in, or that would give to any Person any right to assert any claim in or with respect to, any of Clinigen’s rights granted under this Agreement.

11.03       Additional Theravance Representations and Warranties.  Theravance further represents and warrants to Clinigen as of the Effective Date that:

(a)                                 Having carried out and completed diligent searches in relation to the Theravance Patents and Theravance Trademarks, and other than as set forth in the Disclosure Letter, Theravance is not aware, nor has been made aware, of any conflict or likely future conflict with the intellectual property rights of any Third Party with respect to Theravance Patents, Theravance Inventions, Theravance Know-How or Theravance Trademarks or which will arise as a result of the Commercialization of the Licensed Products.

(b)                                 Exhibit B sets forth a complete and accurate list of the Theravance Patents as of the Effective Date.

(c)                                  Exhibit C sets forth a complete and accurate list of the registrations or pending applications for Theravance Trademarks as of the Effective Date.

(d)                                 Theravance is the sole and exclusive owner of the entire right, title and interest in each of the Theravance Patents, Theravance Trademarks, Theravance Inventions,

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Theravance Know-How and Marketing Authorizations.  As of the Effective Date, the Theravance Patents, Theravance Trademarks, Theravance Inventions, Theravance Know-How and Marketing Authorizations are not subject to any encumbrance, lien or claim of ownership by any Third Party, and Theravance is not aware of any facts that would preclude Theravance from having unencumbered title to the Theravance Patents, Theravance Trademarks, Theravance Inventions, Theravance Know-How and Marketing Authorizations. Other than as set forth in the Disclosure Letter, Theravance has not received any notice of any claim by any Third Party challenging the ownership or right to use of Theravance in and to the Theravance Patents, Theravance Trademarks, or Marketing Authorizations, or challenging its right to use or ownership of any of the Theravance Know-How or Theravance Inventions, or making any adverse claim of ownership thereof.

(e)                                  To the knowledge of Theravance, no intellectual property rights other than those under the Theravance Patents, Theravance Know-How, Theravance Inventions, Theravance’s rights in the Joint Inventions and/or Joint Invention Patents, and Theravance Trademarks are necessary for Clinigen to Commercialize the Licensed Products, except as set forth in the Disclosure Letter.

(f)                                   To the knowledge of Theravance, no Third Party is infringing any of the issued Theravance Patents nor has Theravance put any Third Party on notice of infringing any of the issued Theravance Patents except as set forth in the Disclosure Letter.

(g)                                  To the knowledge of Theravance, no Third Party is infringing any of the Theravance Trademarks nor has Theravance put any Third Party on notice of infringing any of the Theravance Trademarks.

(h)                                 There is no pending, decided or settled opposition, interference proceeding, reexamination proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim involving a Theravance Patent, in each case alleged in writing to Theravance (collectively referred to herein as “Disputes”), nor to the knowledge of Theravance has any such Dispute been threatened, in each case challenging the legality, validity, enforceability or ownership of any Theravance Patent.

(i)                                     Theravance has not received notice from any Third Party of a claim that an issued patent of any Third Party would be infringed by the manufacture, having made, use, Development, Commercialization, distribution, marketing, offer for sale, sale, exportation or importation of a Theravance Compound and/or a Licensed Product under this Agreement;

(j)                                    To Theravance’s knowledge, each of the Theravance Patents is valid and enforceable (if issued) or subsisting and not abandoned (if pending).  Theravance has not received notice from any Third Party of a claim asserting the invalidity, misuse, unregisterability or unenforceability of any of the Theravance Patents, or challenging its right to use or ownership of any of the Theravance Patents, Theravance Inventions, or the Theravance Know-How, or making any adverse claim of ownership thereof;

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(k)                                 To Theravance’s knowledge, the conception, development and reduction to practice of the Theravance Inventions, Theravance Know-How and the inventions claimed in the Theravance Patents have not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party.  Theravance has not received notice from any Third Party that any trade secrets or other intellectual property rights of such Third Party would be misappropriated by the development and reduction to practice of the Theravance Inventions, Theravance Know-How, or the inventions claimed in the Theravance Patents;

(l)                                     Other than as set forth in the Disclosure Letter, there is no claim or demand of any Person or entity pertaining to, or any proceeding which is pending or, to the knowledge of Theravance, threatened, that challenges the validity, use or existence of any Theravance Patent, Theravance Know-How, Theravance Invention, Theravance Trademark, Marketing Authorization, the rights granted herein to Clinigen in respect of any Theravance Patent, Theravance Know-How, Theravance Invention, Theravance Trademark, Marketing Authorization, or claims that any default exists under any license with respect to any Theravance Patent, Theravance Know-How, Theravance Invention, or Theravance Trademark, Marketing Authorization or to which Theravance is a party, except where such claim, demand or proceeding would not materially and adversely affect the ability of Theravance to carry out its obligations under this Agreement; and

(m)                             To Theravance’s belief and knowledge the production of formulated Licensed Products that meet the regulatory requirements in the Territory is technically possible.

11.04       Covenants.

(a)                                 Compliance.                           Each Party hereby covenants and agrees during the Term that it shall carry out its obligations or activities hereunder in accordance with (i) the terms of this Agreement and (ii) all applicable Laws.

(b)                                 Clinigen Covenant, Agreement and Obligation Relating to Further Commercialization. Clinigen and its Affiliates and Clinigen’s and its Affiliates’ licensees and sublicensees under this Agreement [***].

11.05       Disclaimer of Warranty. Subject to the specific warranties and representations given under Section 11.01 through and including Section 11.03, nothing in this Agreement shall be construed as a warranty or representation by either Party (i) that the Licensed Product made, used, sold or otherwise disposed of under this Agreement is or will be free from infringement of patents, copyrights, trademarks, industrial design or other intellectual property rights of any Third Party, (ii) regarding the effectiveness, value, safety, non-toxicity, patentability, or non-infringement of any patent technology, the Licensed Product or any information or results provided by either Party pursuant to this Agreement or (iii) that the Licensed Product will obtain Marketing Authorization or appropriate pricing approval in the Territory. Each Party explicitly accepts all of the same as experimental and for Development purposes, and without any express or implied warranty from the other Party. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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11.06       Breach by Clinigen.  Breach of any Clinigen representation or warranty specified in Section 11.01 and Section 11.02 above shall constitute a material breach of this Agreement by Clinigen. Without any prejudice to any other remedies granted to Theravance by this Agreement and/or by applicable Laws, in this event Theravance may unilaterally refuse to perform this Agreement in whole or in any part without recourse to a court thus having this Agreement terminated upon thirty (30) days written notice. Such termination shall become effective at the end of such thirty (30) day period, unless Clinigen cures such breach, during such thirty (30) day period, or if such breach is curable but not within such thirty (30) day period, and Clinigen initiates and diligently pursues a cure for such breach then such termination shall become effective at the end of forty-five (45) days unless Clinigen cures such breach. Clinigen shall fully reimburse Theravance for all damages, costs and expenses (including actual damages and lost profit) resulting from such refusal to perform.

11.07       Consequences of Breach by Clinigen.  Clinigen further undertakes to fully reimburse and compensate Theravance for all direct damages, costs and expenses (including reasonable attorneys’ fees), which Theravance may suffer or which may be asserted against Theravance caused by, or arising in connection with:

(a)                                 any material breach by Clinigen of representations and warranties provided by Clinigen hereunder;

(b)                                 the relationship between Clinigen and any of its Affiliates, employees, agents or contractors, including, but not limited to, all authors of the Clinigen Know-How, Clinigen Patents, Clinigen Inventions and Joint Inventions and other owners of intellectual property used by Clinigen for performance of its obligations under this Agreement; or

(c)                                  any claim of any party alleging that the ownership, disposal and/or use by Theravance (or any of its respective Affiliates, sublicensees or subcontractors), of the Clinigen Know-How, Clinigen Patents, Clinigen Inventionsand/or Joint Inventions infringes upon such party’s intellectual property or related rights or other such party’s rights or interests.

Notwithstanding the definition of Losses, for the sake of clarity and avoidance of doubt, Clinigen shall not be liable to Theravance (or any of its respective Affiliates, sublicensees or subcontractors) to reimburse and/or compensate Theravance for any consequential, indirect, incidental or special damages under this Section 11.07.

11.08       Breach by Theravance.  Breach of any Theravance representation or warranty specified in Section 11.01 and Section 11.03 above shall constitute a material breach of this Agreement by Theravance. Without any prejudice to any other remedies granted to Clinigen by this Agreement and/or by applicable Laws, in this event Clinigen may unilaterally refuse to perform this Agreement in whole or in any part without recourse to a court thus having this Agreement terminated upon thirty (30) days written notice. Such termination shall become effective at the end of such thirty (30) day period, unless Theravance cures such breach, during such thirty (30) day period, or if such breach is curable but not within such thirty (30) day period,

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and Theravance initiates and diligently pursues a cure for such breach then such termination shall become effective at the end of forty-five (45) days unless Theravance cures such breach. Theravance shall fully reimburse Clinigen for all damages, costs and expenses (including actual damages and lost profit) resulting from such refusal to perform.

11.09       Consequences of Breach by Theravance.  Theravance further undertakes to fully reimburse and compensate Clinigen all direct damages, costs and expenses (including reasonable attorneys’ fees), which Clinigen may suffer or which may be asserted against Clinigen caused by, or arising in connection with:

(a)                                 any material breach by Theravance of representations and warranties provided by Theravance hereunder;

(b)                                 the relationship between Theravance and any of its Affiliates, employees, agents or contractors, including, but not limited to, all authors of the Theravance Know-How, Theravance Patents, Theravance Inventions and Joint Inventions and other owners of intellectual property used by Theravance for performance of its obligations under this Agreement; or

(c)                                  any claim of any party alleging that the ownership, disposal and/or use by Clinigen (or any of its respective Affiliates, sublicensees or subcontractors) of the Theravance Know-How, Theravance Patents, Theravance Inventions and/or Joint Inventions infringes upon such party’s intellectual property or related rights or other such party’s rights or interests.

Notwithstanding the definition of Losses, for the sake of clarity and avoidance of doubt, Theravance shall not be liable to Clinigen (or any of its respective Affiliates, sublicensees or subcontractors) to reimburse and/or compensate Clinigen for any consequential, indirect, incidental or special damages under this Section 11.09.

ARTICLE XII.                                                           INDEMNIFICATION

12.01       Indemnification by Clinigen. Subject to Section 12.04 and Section 13.02, Clinigen shall defend, indemnify and hold harmless Theravance and its Affiliates and each of their officers, directors, employees, successors and assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (a) Clinigen’s negligence or willful misconduct in performing any of its obligations under this Agreement, (b) a breach by Clinigen of any of its representations, warranties, covenants or agreements under this Agreement, (c) the manufacture, use, handling, storage, marketing, sale, offering for sale, importation, distribution or other disposition of the API Compound or the Licensed Product by Clinigen, its Affiliates, agents or sublicensees, or (d) any agreement between Clinigen and a Third Party pertaining to the Licensed Product, except to the extent such Losses result from the negligence or willful misconduct of Theravance.

12.02       Indemnification by Theravance. Subject to Section 12.04 and Section 13.02, Theravance shall defend, indemnify and hold harmless Clinigen and its Affiliates and each of their officers, directors, employees, successors and assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (a) Theravance’s negligence or willful misconduct in performing any of its obligations under this Agreement, (b) a breach by Theravance of any of its representations, warranties, covenants or agreements under this Agreement, (c) an

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Infringement Claim, (d) the manufacture, use, handling, storage, marketing, sale, offering for sale, importation, distribution or other disposition of the API Compound or the Licensed Product by Theravance, its Affiliates, agents or sublicensees, or (e) any agreement between Theravance and a Third Party pertaining to the Licensed Product, except to the extent such Losses result from the negligence or willful misconduct of Clinigen.

12.03       Procedure for Indemnification.

(a)                                 Notice. Each Party will notify promptly the other in writing if it becomes aware of a Claim (actual or potential) by any Third Party (a “Third Party Claim”) for which indemnification may be sought by that Party and will give such information with respect thereto as the other Party shall reasonably request. If any proceeding (including any governmental investigation) is instituted involving any Party for which such Party may seek an indemnity under Section 12.01 or Section 12.02, as the case may be (the “Indemnified Party”), the Indemnified Party shall not make any admission or statement concerning such Third Party Claim, but shall promptly notify the other Party (the “Indemnifying Party”) orally and in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any Third Party Claims that are the subject matter of such proceeding. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party to the extent any admission or statement made by the Indemnified Party or any failure by such Party to notify the Indemnifying Party of the claim materially prejudices the defense of such claim.

(b)                                 Defense of Claim. If the Indemnifying Party elects to defend or, if local procedural rules or Laws do not permit the same, elects to control the defense of a Third Party Claim, it shall be entitled to do so provided it gives notice to the Indemnified Party of its intention to do so within twenty-five (25) days after the receipt of the written notice from the Indemnified Party of the potentially indemnifiable Third Party Claim (the “Defense Notice”). The Indemnifying Party expressly agrees the Indemnifying Party shall be responsible for satisfying and discharging any award made to or settlement reached with the Third Party pursuant to the terms of this Agreement without prejudice to any provision in this Agreement or right at Laws which will allow the Indemnifying Party subsequently to recover any amount from the Indemnified Party to the extent the liability under such settlement or award was attributable to the Indemnified Party. Subject to compliance with the Defense Notice, the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party (such acceptance not to be unreasonably withheld, refused, conditioned or delayed) to represent the Indemnified Party and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. The Indemnified Party shall not settle any claim for which it is seeking indemnification without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld, refused, conditioned or delayed. The Indemnified Party shall, if requested by the Indemnifying Party, cooperate in all reasonable respects in the defense of such claim that is being managed and/or controlled by the Indemnifying Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, refused, conditioned or delayed), effect any settlement of any pending or threatened proceeding in which the Indemnified Party is, or based on the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement

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includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding. If the Defense Notice is not made, then neither Party shall have the right to control the defense of such Third Party Claim and the Parties shall cooperate in and be consulted on the material aspects of such defense at each Party’s own expense; provided that if the Indemnifying Party does not make the Defense Notice, the Indemnifying Party may at any subsequent time during the pendency of the relevant Third Party Claim irrevocably elect, if permitted by local procedural rules or Laws, to defend and/or to control the defense of the relevant Third Party Claim so long as the Indemnifying Party also agrees to pay the reasonable fees and costs incurred by the Indemnified Party in relation to the defense of such Third Party Claim from the inception of the Third Party Claim until the date the Indemnifying Party assumes the defense or control thereof.

12.04       Assumption of Defense. Notwithstanding anything to the contrary contained herein, an Indemnified Party shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnified Party, upon written notice to the Indemnifying Party pursuant to this Section 12.04, in which case the Indemnifying Party shall be relieved of liability under Section 12.01 or Section 12.02, as applicable, solely for such Third Party Claim and related Losses.

12.05       Insurance. During the Term of this Agreement and for a period of three (3) years after the termination or expiration of this Agreement, Clinigen shall obtain and/or maintain at its sole cost and expense, product liability insurance (including any self-insured arrangements) in amounts which are reasonable and customary in the Territory for companies of comparable size and activities. Such product liability insurance or self-insured arrangements shall insure against liability pertaining to its obligations under this Agreement including without prejudice to the generality of the foregoing, personal injury, physical injury, and property damage. Clinigen shall provide written proof of the existence of such insurance to Theravance upon request.

ARTICLE XIII.                                                      PATENTS and INVENTIONS

13.01       Inventions.

(a)                                 Disclosure and Determination of Inventorship. Each Party shall promptly disclose to the other Party in writing any Inventions made by it during the Term.  The determination of inventorship for such Inventions shall be made in accordance with the applicable patent Laws.

(b)                                 Ownership of Inventions. Theravance shall own all Theravance Inventions and Clinigen shall own all Clinigen Inventions. Theravance and Clinigen shall each own an equal, undivided interest in all Joint Inventions.

13.02       Preparation, Prosecution and Maintenance of Patents.

(a)                                 Preparation, Prosecution and Maintenance of Theravance Patents.

(i)                                               Responsibility. Theravance shall have the exclusive right and the obligation to prepare, file, prosecute in a diligent manner (including without limitation by conducting interferences, oppositions and reexaminations or other similar proceedings), maintain (by timely paying all maintenance fees, renewal fees, and other such fees and expenses required

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under applicable Laws) and extend all Theravance Patents, in accordance with input from Clinigen as provided herein. Theravance may elect not to prepare, file, prosecute, maintain or extend Theravance Patents subject to the provisions of Section 13.02(d), or, if applicable, Theravance may cause its licensors or licensees to prepare, file, prosecute, maintain or extend Theravance Patents.

(ii)                                            Abandonment. Theravance shall consult with Clinigen and comply with Section 13.02(d) prior to abandoning any Theravance Patents in the Territory.

(iii)                                         Input. Theravance shall regularly advise Clinigen of the status of all Theravance Patents in the Territory, and, at Clinigen’s request, shall provide Clinigen with copies of all documentation concerning Theravance Patents in the Territory, including all correspondence to and from any Governmental Authority.  Prior to filing patent applications relating to Theravance Inventions or significant prosecution documents relating to Theravance Patents in the Territory, Theravance shall solicit Clinigen’s advice on the content of the patent application or prosecution document and Theravance shall take into account Clinigen’s reasonable comments related thereto, unless (without fault of Theravance) deadlines will not permit such review or Clinigen notifies Theravance that it does not wish to review such documents.  In the event of a dispute between the Parties regarding the content of patent applications or prosecution documents, Theravance shall have the final decision-making authority with respect to any action relating to Theravance Inventions or Theravance Patents subject to the provisions of Section 13.02(d) and Section 13.02(i).  Theravance and Clinigen shall agree on which Countries in the Territory corresponding Theravance Patents shall be filed within the priority period.  For all Countries outside the Territory, Theravance shall make the final decision regarding which Countries corresponding Theravance Patents shall be filed.

(iv)                                        Expenses.  Theravance shall be responsible for all of Theravance’s expenses to procure Theravance Patents in the Territory and outside the Territory, including all filing fees, translations, maintenance, annuities and protest proceedings.

(b)                                 Preparation, Prosecution and Maintenance of Clinigen Patents.

(i)                                               Responsibility. Clinigen shall have the exclusive right and the obligation to prepare, file, prosecute in a diligent manner (including without limitation by conducting interferences, oppositions and reexaminations or other similar proceedings), maintain (by timely paying all maintenance fees, renewal fees, and other such fees and expenses required under applicable Laws) and extend all Clinigen Patents, in accordance with input from Theravance as provided herein.  Clinigen may elect not to prepare, file, prosecute, maintain or extend Clinigen Patents subject to the provisions of Section 13.02(e), or, if applicable, Clinigen may cause its licensors or licensees to prepare, file, prosecute, maintain or extend Clinigen Patents.

(ii)                                            Abandonment.  Clinigen shall consult with Theravance and comply with Section 13.02(e) prior to abandoning any Clinigen Patents.

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(iii)                                         Input.  Clinigen shall regularly advise Theravance of the status of all Clinigen Patents and, at Theravance’s request, shall provide Theravance with copies of all documentation concerning Clinigen Patents, including all correspondence to and from any Governmental Authority.  Prior to filing patent applications relating to Clinigen Inventions or significant prosecution documents relating to Clinigen Patents outside the Territory, Clinigen shall solicit Theravance’s advice on the content of the patent application or prosecution document and Clinigen shall take into account Theravance’s reasonable comments related thereto, unless (without fault of Clinigen) deadlines will not permit such review or Theravance notifies Clinigen that it does not wish to review such documents.  In the event of a dispute between the Parties regarding the content of patent applications or prosecution documents, Clinigen shall have the final decision-making authority with respect to any action relating to Clinigen Inventions or Clinigen Patents subject to the provisions of Section 13.02(e) and Section 13.02(i).  Theravance and Clinigen shall agree on which Countries in the Territory corresponding Clinigen Patents shall be filed within the priority period.  For all Countries outside the Territory, Clinigen shall make the final decision regarding which Countries corresponding Clinigen Patents shall be filed, subject to Theravance’s Step-In-Rights in Section 13.02(e).

(iv)                                        Expenses.  Clinigen shall be responsible for all of Clinigen’s expenses to procure Clinigen Patents in the Territory and outside the Territory, including all filing fees, translations, maintenance, annuities and protest proceedings.

(c)                                  Preparation, Prosecution and Maintenance of Joint Invention Patents.

(i)                                               Responsibility. Theravance shall have the exclusive right and the obligation to prepare, file, prosecute in a diligent manner (including without limitation by conducting interferences, oppositions and reexaminations or other similar proceedings), maintain (by timely paying all maintenance fees, renewal fees, and other such fees and expenses required under applicable Laws) and extend all Joint Invention Patents, in accordance with input from Clinigen as provided herein.  Theravance may elect not to prepare, file, prosecute, maintain or extend Joint Invention Patents subject to the provisions of Section 13.02(f), or, if applicable, Theravance may cause its licensors or licensees to prepare, file, prosecute, maintain or extend Joint Invention Patents. The Parties agree to cooperate in the preparation and prosecution of all Joint Invention Patents, including without limitation by obtaining and executing necessary powers of attorney and assignments by the named inventors, providing relevant technical reports to the filing Party concerning the Invention disclosed in Joint Invention Patents, and obtaining execution of such other documents which shall be needed in the filing and prosecution of Joint Invention Patents. Theravance and Clinigen shall be indicated as co-owners of the Joint Invention Patents in the all applicable documents and filings if it is not prohibited by applicable Laws.

(ii)                                            Abandonment. Theravance and Clinigen shall agree to abandon, or comply with Section 13.02(f) prior to the abandonment of, any Joint Invention Patents.

(iii)                                         Input. Theravance shall regularly advise Clinigen of the status of all Joint Invention Patents and, at Clinigen’s request, shall provide Clinigen with copies of all

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documentation concerning Joint Invention Patents, including all correspondence to and from any Governmental Authority.  Prior to filing patent applications relating to Joint Inventions or significant prosecution documents relating to Joint Invention Patents, Theravance shall solicit Clinigen’s advice on the content of the patent application or prosecution document and Theravance shall take into account Clinigen’s reasonable comments related thereto, unless (without fault of Theravance) deadlines will not permit such review or Clinigen notifies Theravance that it does not wish to review such documents.  In the event of a dispute between the Parties regarding the content of patent applications or prosecution documents, Theravance shall have the final decision-making authority with respect to any action relating to Joint Inventions or Joint Invention Patents subject to the provisions of Section 13.02(f) and Section 13.02(i). Theravance and Clinigen shall agree on which Countries in the Territory corresponding Joint Invention Patents shall be filed within the priority period.  For all Countries outside the Territory, Theravance shall make the final decision regarding which Countries corresponding Joint Invention Patents shall be filed subject to the provisions of Section 13.02(f).

(iv)                                        Expenses. Clinigen shall be responsible for all of Theravance’s external, properly documented, out-of-pocket expenses incurred after the Effective Date to procure Joint Invention Patents in the Territory, including without limitation all filing fees, translations, maintenance, annuities, and protest proceedings.  Theravance will invoice Clinigen on a quarterly basis beginning the first Calendar Quarter following the Effective Date, setting forth all such expenses incurred.  Reimbursement will be made to Theravance in United States Dollars within thirty (30) days of receipt of the invoice by Clinigen.  Theravance shall be responsible for all of its external expenses to procure Joint Invention Patents outside the Territory and for its internal expenses associated with all Joint Invention Patents.

(d)                                 Clinigen Step-In Rights for Theravance Inventions and Theravance Patents. If Theravance elects not to prepare and file a patent application for a Theravance Invention in any Country in the Territory or not to prosecute and maintain a Theravance Patent in any Country in the Territory, Theravance shall give Clinigen written notice thereof at least sixty (60) days prior to allowing any rights to the Theravance Invention or the Theravance Patent to lapse or become abandoned or unenforceable, and Clinigen shall thereafter have the right (hereinafter regardless of which Party is exercising such right, “Step-In Rights”), at its sole expense, to prepare and file a patent application for the Theravance Invention in such Country or to prosecute and maintain the Theravance Patent in such Country. Clinigen shall provide Theravance with written notice of its decision to exercise its Step-In Rights within thirty (30) days from receipt of the notice from Theravance regarding its decision not to prepare or file a patent application on a Theravance Invention in such Country or not to prosecute or maintain a Theravance Patent in such Country. Within ninety (90) days after the exercise of Step-In Rights by Clinigen for any Theravance Invention or Theravance Patent, Theravance shall assign all of its rights in and to the respective Theravance Invention and/or the Theravance Patent to Clinigen in such Country.

(e)                                  Theravance Step-In Rights for Clinigen Inventions and Clinigen Patents. If Clinigen elects not to prepare and file a patent application for a Clinigen Invention in any Country or not to prosecute and maintain a Clinigen Patent in any Country, Clinigen shall give Theravance written notice thereof at least sixty (60) days prior to allowing any rights to the Clinigen Invention or the Clinigen Patent to lapse or become abandoned or unenforceable, and

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Theravance shall thereafter have the right, at its sole expense, to prepare and file a patent application for the Clinigen Invention in such Country or to prosecute and maintain the Clinigen Patent in such Country.  Theravance shall provide Clinigen with written notice of its decision to exercise its Step-In Rights within thirty (30) days from receipt of the notice from Clinigen regarding its decision not to prepare or file a patent application on a Clinigen Invention in such Country or not to prosecute or maintain a Clinigen Patent in such Country. Within ninety (90) days after the exercise of Step-In Rights by Theravance for any Clinigen Invention or Clinigen Patent, Clinigen will assign all of its rights in and to the respective Clinigen Invention or the Clinigen Patent to Theravance in such Country.

(f)                                   Step-In Rights for Joint Inventions and Joint Invention Patents. If Theravance elects not to prepare and file a patent application for a Joint Invention or not to prosecute and maintain a Joint Invention Patent, Theravance shall give Clinigen written notice thereof at least sixty (60) days prior to allowing any rights to the Joint Invention or the Joint Invention Patent to lapse or become abandoned or unenforceable, and Clinigen shall thereafter have the right, at its sole expense, to prepare and file a patent application for the Joint Invention or to prosecute and maintain the Joint Invention Patent.  Clinigen shall provide Theravance with written notice of its decision to exercise its Step-In Rights within thirty (30) days from receipt of the notice from Theravance regarding its decision not to prepare or file a patent application on a Joint Invention or not to prosecute or maintain a Joint Invention Patent. Within ninety (90) days after the exercise of Step-In Rights by Clinigen for any Joint Invention or Joint Invention Patent, Theravance will assign all of its rights in the Joint Invention and/or the Joint Invention Patent to Clinigen.

(g)                                  Execution of Documents. Each of the Parties shall execute or have executed by its appropriate Affiliates or agents such documents as may be necessary to prepare, file, prosecute, maintain or extend any Patents, and each Party shall cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to prepare, file, prosecute, maintain or extend any Patents.

(h)                                 Patent Term Extensions. The Parties shall cooperate with each other to obtain patent term extensions or other extensions of patent rights, for a Licensed Product in the Territory, if available. The Joint Steering Committee shall determine which Patents the Parties shall endeavor to have extended in the Territory. If the Joint Steering Committee does not agree as to which Patents should be extended in the Territory, then the Parties shall resort to the dispute resolution procedures set forth in Section 3.01(e). Theravance shall determine which Theravance Patents the Parties shall endeavor to have extended outside the Territory. Theravance shall be responsible for filing all such extensions for Theravance Patents and Joint Invention Patents; and Clinigen shall be responsible for filing all such extensions for Clinigen Patents.

(i)                                     Patent-Related Dispute Resolution. If the Parties disagree on any preparation, prosecution or maintenance issue for Patents which is not specifically addressed and resolved by this Article XIII (a “Patent Resolution Issue”), the Parties agree to seek guidance and resolution from an independent, mutually-acceptable patent attorney with experience and expertise relevant to the matter in dispute as further described in this Section 13.02(i) instead of resorting to arbitration process as described in Section 15.05.  If the Parties reach an impasse as to any Patent Resolution Issue (even after resorting to Section 3.01(e)(ii)), then they shall submit

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the Patent Resolution Issue to an experienced patent attorney mutually-acceptable to the Parties, who does not otherwise perform work for either Party or any of its Affiliates, for resolution.  The Parties shall engage such attorney within thirty (30) days after either Party notifies the other in writing of a Patent Resolution Issue impasse remaining unresolved after resorting to Section 3.01(e)(ii).  If they cannot agree as to who such attorney shall be within such time period, then the total of two nominees of the Parties (one from each Party) shall select a third patent attorney who shall be the attorney to resolve the dispute.  The Parties shall share equally the expenses incurred for the services of such patent attorney.  Within fifteen (15) days after engaging the patent attorney, the Parties shall each submit necessary documentation to the patent attorney.  Within five (5) Business Days thereafter, the Parties shall convene a meeting with the patent attorney during which each Party may orally present its position on the Patent Resolution Issue.  The Parties shall endeavor to cause the patent attorney to render his or her guidance as to the Patent Resolution Issue within five (5) Business Days after such discussion.  Neither Party shall engage in any ex parte communications with the patent attorney.  The Parties shall accept and follow the guidance and resolution of the patent attorney absent any fraud in the proceedings.

13.03       Patent Infringement.

(a)                                 Infringement Claims by Third Parties. With respect to any and all Claims instituted by Third Parties against Theravance or Clinigen or any of their respective Affiliates, sublicensees or subcontractors for patent infringement involving the manufacture, use, license, marketing, sale, offer for sale or importation of a Theravance Compound or Licensed Product in the Territory during the Term or for trademark infringement involving the Theravance Trademarks in the Territory during the Term (an “Infringement Claim”), Theravance shall defend, indemnify and hold harmless Clinigen and its Affiliates and each of their officers, directors, employees, successors and assigns from and against all such Infringement Claims of Third Parties, and all associated Losses in accordance with Article XII.

(b)                                 Infringement of Theravance Patents. In the event that either Party becomes aware of actual or threatened infringement of a Theravance Patent or a Theravance Trademark during the Term, that Party will promptly notify the other Party in writing (an “Infringement Notice”).  Theravance will have the first right but not the obligation to bring an infringement action against any Third Party.  If Theravance elects to pursue such an infringement action, Theravance shall be solely responsible for the expenses associated with such action and Theravance shall retain all recoveries.  During the Term, in the event that Theravance does not undertake such an infringement action within ninety (90) days after the Infringement Notice, Clinigen shall be permitted to do so in Theravance’s name. If Clinigen elects to pursue such an infringement action, Clinigen shall be solely responsible for the expenses associated with such action and Clinigen shall retain all recoveries. If a Party is authorized to bring an infringement action under this Section 13.03 but the Party is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then the other Party shall join as a party-plaintiff.  If Theravance recommends not pursuing an infringement action, and the Joint Steering Committee recommends not pursuing such infringement action, and Clinigen elects to pursue such infringement action by joining Theravance as a party plaintiff, then Clinigen agrees to indemnify and hold harmless Theravance for all Losses arising from the infringement action.

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(c)                                  Infringement of Clinigen Patents. In the event that either Party becomes aware of actual or threatened infringement of a Clinigen Patent or a Clinigen Trademark during the Term, that Party will promptly send an Infringement Notice to the other Party.  Clinigen will have the first right but not the obligation to bring an infringement action against any Third Party.  If Clinigen elects to pursue such an infringement action, Clinigen shall be solely responsible for the expenses associated with such action and Clinigen shall retain all recoveries.  During the Term, in the event that Clinigen does not undertake such an infringement action within ninety (90) days after the Infringement Notice, Theravance shall be permitted to do so in Clinigen’s name. If Theravance elects to pursue such an infringement action, Theravance shall be solely responsible for the expenses associated with such action and Theravance shall retain all recoveries.  If a Party is authorized to bring an infringement action under this Section 13.03 but such Party is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then the other Party shall join as a party-plaintiff.  If Clinigen recommends not pursuing an infringement action, and the Joint Steering Committee recommends not pursuing such infringement action, and Theravance elects to pursue such infringement action by joining Clinigen as a party plaintiff, then Theravance agrees to indemnify and hold harmless Clinigen for all Losses arising from the infringement action.

(d)                                 Infringement of Joint Invention Patents. In the event that either Party becomes aware of actual or threatened infringement of a Joint Invention Patent during the Term, that Party will promptly send an Infringement Notice to the other Party.  In such an event, the matter will be handled as provided in Section 13.03(b).

13.04       Notice of Certification. Each Party shall promptly give notice to the other of any certification filed under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” as amended or as it may be amended (or any substantially similar patent and/or competition legislation in the Territory) claiming that any Patent is invalid or that infringement will not arise from the manufacture, use or sale of the Licensed Product by a Third Party (“Hatch-Waxman Certification”). This Section 13.04 is intended by the Parties to apply to any successor legislation in the U.S. and to any counterpart or substantially similar legislation outside the U.S.

(a)                                 Notice. If a Party decides not to bring an infringement action against the entity making such a certification, the Party shall give notice to the other Party of its decision within twenty-one (21) days after receipt of notice of such certification.

(b)                                 Option.  The other Party then may, but is not required to, bring an infringement action against the entity that filed the certification.

(c)                                  Name of Party. Any suit by either Party shall either be in the name of Theravance or in the name of Clinigen or jointly in the name of Theravance and Clinigen, as may be required by Laws.

13.05       Representation of Other Party. If a Party elects to pursue an infringement or other legal action under this Article XIII, the other Party not bringing suit may be represented in such an action by attorneys of its own choice and at its own expense.  The Party bringing suit shall take the lead in and control any such action.

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13.06       Assistance. Each Party shall execute any legal papers necessary for the prosecution of an infringement or other legal action under this Article XIII and shall provide reasonable assistance as requested by the other Party.

13.07       Settlement. No settlement or consent judgment or other voluntary final disposition of any suit or legal action under this Article XIII may be entered into without the joint written consent of both Parties (which consent will not be withheld unreasonably).

ARTICLE XIV.                                                       TERM AND TERMINATION

14.01       Term and Expiration of Term. Unless otherwise mutually agreed to by the Parties, this Agreement shall commence on the Effective Date and shall end upon expiration of the Term, unless terminated early as contemplated hereunder.  Unless terminated early under this Article XIV or unless and to the extent Clinigen has exercised the Post-Term Option, the licenses granted by Theravance to Clinigen pursuant to Section 2.01 and the licenses granted by Clinigen to Theravance pursuant to Section 2.02 shall be considered fully-paid and shall become non-exclusive upon expiration of the Term.

14.02       Termination for Material Breach. Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement subject to Section 14.05(a) in the event that the other Party (as used in this Section 14.02, the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its obligations.  The Breaching Party shall, if such breach can be cured, have sixty (60) days after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default (or, if such default cannot be cured within such 60-day period, the Breaching Party must commence and diligently continue actions to cure such default during such 60-day period). Any such termination shall become effective at the end of such 60-day period unless the Breaching Party has cured any such breach or default prior to the expiration of such 60-day period (or, if such default is capable of being cured but cannot be cured within such 60-day period, the Breaching Party has commenced and diligently continued actions to cure such default provided always that, in such instance, such cure must have occurred within one hundred twenty (120) days after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default).

14.03       Theravance Right to Terminate the Agreement Due to Failure to Commercialize in a Major Market Country. Theravance may terminate this Agreement subject to Section 14.05(b), if there has been no First Commercial Sale in at least three of the Major Market Countries within six months following the later to occur of (i) Marketing Authorization Approval for such Major Market Country has been transferred to Clinigen pursuant to Regulation (EC) No. 2141/96 and (ii) receipt of Licensed Product from Theravance that meets all specifications required for Commercialization in such Major Market Country.  Clinigen shall have sixty (60) days after written notice thereof was provided by Theravance to remedy such default (or, if curing such default requires more than such 60-day period, Clinigen must commence and diligently continue actions to cure such default during such 60-day period). Any such termination shall become effective at the end of such 60-day period unless Clinigen has cured such default prior to the expiration of such 60-day period (or, if such default is capable of being cured but cannot be cured within such 60-day period, Clinigen has commenced and diligently continued actions to cure such default provided always that, in such instance, such cure must have occurred within one hundred

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twenty (120) days after written notice thereof was provided to Clinigen by Theravance to remedy such default) unless:

(a)                                 The Joint Steering Committee agrees to waive the default; or

(b)                                 Theravance is a Breaching Party.

14.04       Clinigen Right to Terminate Agreement After Commercialization. At any time after First Commercial Sale, Clinigen shall have the right to terminate this Agreement, subject to Section 14.05(b), upon the provision of three-hundred sixty-five (365) days written notice.

14.05       Effects of Termination.

(a)                                 Effect of Termination for Material Breach.

(i)                                               Material Breach by Theravance. In the event this Agreement is terminated by Clinigen pursuant to Section 14.02 for material breach by Theravance or its Affiliates or sublicensees,

1)                                     All licenses granted by Theravance to Clinigen under this Agreement shall survive subject to Clinigen’s continued obligation to pay royalties on Net Sales to Theravance hereunder;

2)                                     All licenses granted by Clinigen to Theravance under this Agreement shall terminate; and

3)                                     Clinigen shall retain all of its rights to bring an action against Theravance for damages and any other available remedies in law or equity.

(ii)                                            Material Breach by Clinigen.  In the event that this Agreement is terminated by Theravance pursuant to Section 14.02 for material breach by Clinigen or its Affiliates or sublicensees:

1)                                     Clinigen and its Affiliates or sublicensees shall, at their sole expense, promptly transfer to Theravance copies of all data, reports, records and materials in their possession or control that relate to the Licensed Product and return to Theravance, or destroy at Theravance’s request, all relevant records and materials in their possession or control containing Confidential Information of Theravance (provided that Clinigen may keep one copy of such Confidential Information of Theravance for archival purposes only in accordance with Section 10.01);

2)                                     Clinigen and its Affiliates or sublicensees shall, at their sole expense, transfer to Theravance, or shall cause their designee(s) to transfer to Theravance, ownership of all Marketing Authorizations and regulatory filings made or filed for the Licensed Product, such transfer to be as permitted by applicable Laws and regulations; otherwise Clinigen shall cooperate as necessary to permit Theravance to exercise its rights hereunder;

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3)                                     Theravance shall continue to have the unrestricted right to access, use and cite free of charge any information, data and regulatory filings generated by or on behalf of Clinigen or its Affiliates or sublicensees relating to the Licensed Product;

4)                                     All of the provisions of Section 14.05(b) shall apply for the benefit of Theravance subject to the limitations set forth in Section 14.05(b);

5)                                     All licenses granted by Theravance to Clinigen under this Agreement shall terminate and all licenses granted by Clinigen to Theravance under this Agreement shall survive;

6)                                     Clinigen and its Affiliates and Clinigen’s and its Affiliates’ licensees and sublicensees under this Agreement [***]; and

7)                                     Theravance shall retain all of its rights to bring an action against Clinigen for damages and any other available remedies in law or equity.

(b)                                 Effect of Termination by Theravance Under Section 14.03 or by Clinigen Under Section 14.04. If Theravance terminates this Agreement under Section 14.03 or if Clinigen terminates this Agreement under Section 14.04, then at the sole election of Theravance, all or any of the following shall apply:

(i)                                               Clinigen and its Affiliates and sublicensees shall, at their sole expense, promptly transfer to Theravance copies of all data, reports, records and materials in their possession or control that relate to the Licensed Product and return to Theravance, or destroy at Theravance’s request, all relevant records and materials in their possession or control containing Confidential Information of Theravance (provided that Clinigen may keep one copy of such Confidential Information of Theravance solely for archival purposes in accordance with Section 10.01), subject to such Person’s document retention obligations under applicable insurance policies, Laws and regulations, including EU GMP Directive 2003/94/EC and associated guidance;

(ii)                                            Clinigen and its Affiliates and sublicensees shall, at their sole expense, transfer to Theravance, or shall cause their designee(s) to transfer to Theravance, ownership of all Marketing Authorizations and regulatory filings made or filed for the Licensed Product, such transfer to be as permitted by any Third Party licenses or other such prior rights and applicable Laws and regulations, otherwise Clinigen shall cooperate as necessary to permit Theravance to exercise its rights hereunder;

(iii)                                         Theravance shall continue to have the unrestricted right to access, use and cite free of charge any information, data and regulatory filings generated by or on behalf of Clinigen or its Affiliates or sublicensees relating to the Licensed Product;

(iv)                                        Theravance shall have the right at its sole expense, for its own benefit or together with or through a Third Party, to make, have made, Develop and Commercialize the Licensed Product in the Territory;

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(v)                                           All licenses granted by Clinigen to Theravance under this Agreement shall survive, and in addition Clinigen and its Affiliates and sublicensees shall exclusively grant to Theravance all applicable licenses worldwide under the Clinigen Patents, Clinigen Inventions, Clinigen Know-How, and Clinigen’s rights in the Joint Inventions and/or Joint Invention Patents to enable Theravance by itself and/or through one or more Third Party sublicensees to make, have made, Develop and Commercialize the Licensed Product worldwide. Clinigen shall also provide Theravance with all such information and data which Clinigen and its Affiliates and sublicensees reasonably have available, for example access to drug master file, clinical data and the like, and shall execute such instruments as Theravance reasonably requests, to enable Theravance and/or one or more Third Party sublicensees to obtain the appropriate Marketing Authorizations to market and sell the Licensed Product worldwide and for any other lawful purpose related to Development, manufacture and Commercialization of the Licensed Product worldwide;

(vi)                                        All licenses granted by Theravance to Clinigen with respect to the Licensed Product under this Agreement shall terminate;

(vii)                                     Clinigen and its Affiliates and sublicensees shall return to Theravance all available Licensed Product stock which is then held by Clinigen and its Affiliates and sublicensees or cause the Licensed Product stock to be provided to Theravance if held by a vendor or other Third Party on behalf of Clinigen; and

(viii)                                  Clinigen shall provide Theravance with a perpetual royalty-free license to, or otherwise assign ownership of (to Theravance’s satisfaction), all trademarks, trade dress and copyrights owned by Clinigen relating to the Licensed Product.

14.06       Accrued Rights; Surviving Obligations. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly or by implication intended to survive termination, relinquishment or expiration of this Agreement, including without limitation Article X, and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination, relinquishment or expiration.

ARTICLE XV.                                                            MISCELLANEOUS

15.01       Relationship of the Parties. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee benefits of such employee. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the legal relationship of the parties under this Agreement to Theravance shall be that of independent contractors. This Agreement does not constitute a formal legal partnership or joint venture between the Parties.

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

15.02       Registration and Filing of This Agreement. To the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Agreement or a notification thereof with any Governmental Authority, including without limitation the U.S. Securities and Exchange Commission, the U.S. Federal Trade Commission, or the London Stock Exchange, in accordance with Laws, such Party shall inform the other Party thereof. Should both Parties jointly agree that either of them is required to submit or obtain any such filing, registration or notification, they shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. In such filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by Laws. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.

15.03       Force Majeure. The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected, not due to malfeasance by such Party, and which could not with the exercise of due diligence have been avoided (each, a “Force Majeure Event”), including, but not limited to, an injunction, order or action by a Governmental Authority, fire, accident, labor difficulty, strike, riot, civil commotion, natural disaster, inability to obtain raw materials, delay or errors by shipping companies or change in law, shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of the Force Majeure. The Party prevented from performing its obligations or duties because of a Force Majeure Event shall promptly notify the other Party of the occurrence and particulars of such Force Majeure and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure Event and with notice of the resolution thereof. The Party so affected shall use Diligent Efforts to avoid or remove such causes of nonperformance as soon as is reasonably practicable. Upon resolution of the Force Majeure Event, the performance of any suspended obligation or duty shall promptly recommence. The Party subject to the Force Majeure Event shall not be liable to the other Party for any direct, indirect, consequential, incidental, special, punitive, exemplary or other damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of a Force Majeure Event, provided such Party complies in all material respects with its obligations under this Section 15.03.

15.04       Governing Law. This Agreement shall be construed, and the respective rights of the Parties determined, according to the law of the State of New York excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction

15.05       Dispute Resolution.

(a)                                 The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof.  If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an “Excluded Claim” shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(b)                                 The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business: within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator, who shall be unaffiliated with both Parties and their respective Affiliates, within thirty (30) days of their appointment.  If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA.  The place of arbitration shall be New York, New York.

(c)                                  Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.  The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.  Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration

(d)                                 Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

(e)                                  The Parties agree that, in the event of a good faith dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination.  The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

(f)                                   As used in this Section 15.05, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns the validity or infringement of a patent, trademark or copyright.

15.06       Theravance Equitable Relief.  Clinigen acknowledges and agrees that the restrictions set forth in Article X, Section 11.04(b) and Section 14.05(a)(ii)6) of this Agreement are reasonable and necessary to protect the legitimate interests of Theravance and that Theravance would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any such provision will result in irreparable injury to Theravance for which there will be no adequate remedy at law.  In the event of a breach or threatened breach of Article X Section 11.04(b) or Section 14.05(a)(ii)6) Theravance shall be authorized and entitled to obtain from any court of competent jurisdiction equitable relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which Theravance may be entitled in law or equity.  Clinigen agrees to waive any requirement

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

that Theravance (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.  Nothing in this Section 15.06 is intended, or should be construed, to limit Theravance’s rights to equitable relief under 15.05(c) or any other remedy for a breach of any other provision of this Agreement.

15.07       Attorneys’ Fees and Related Costs. In the event that any legal proceeding (other than pursuant to the arbitration dispute resolution provision in Section 15.05) is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, court costs and expenses of litigation whether or not the action or proceeding proceeds to final judgment.

15.08       Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement, in whole or in part, to any of its Affiliates if such Party guarantees the performance of this Agreement by such Affiliate; and provided further that either Party may assign this Agreement to a successor to all or substantially all of the assets of such Party whether by merger, sale of stock, sale of assets or other similar transaction. This Agreement shall be binding upon, and subject to the terms of the foregoing sentence, inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns.

15.09       Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally, by facsimile with confirmation of receipt, by mail (first class, postage prepaid), or by overnight delivery using a globally-recognized carrier, to the Parties at the following addresses:

Theravance:	Theravance, Inc. 901 Gateway Boulevard South San Francisco, CA 94080 Facsimile: [***] Attn: Head, Business Development

Clinigen:	Clinigen Group PLC Pitcairn House Crown Square Centrum 100, BURTON UPON TRENT DE14 2WW United Kingdom Facsimile: Attn: Chief Executive Officer

or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor; or (b) sent electronically to all representatives of the addressee on the Joint Steering Committee with any attachments in a standard format (e.g., MSWord, PDF, etc.) and acknowledged by the recipient by a reply email.  All notices sent electronically shall also be sent in paper form if requested by the recipient.  All notices shall be deemed effective upon receipt by the addressee.

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

15.10       Severability. In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties’ presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either Party to violate any applicable Laws, rules or regulations.

15.11       Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

15.12       Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

15.13       Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement between the Parties hereto with respect to the within subject matter and supersedes all previous agreements and understandings between the Parties, whether written or oral. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of Theravance and Clinigen.

15.14       No License. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right in either Party, to or in respect of the Licensed Product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other Party, except as expressly set forth herein.

15.15       Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including without limitation any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

15.16       Counterparts. This Agreement may be executed in any two counterparts, each of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document.

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

15.17       Parties addresses and bank details

THERAVANCE, INC.

Theravance, Inc.

901 Gateway Blvd.

South San Francisco, CA 94080

[***]

CLINIGEN GROUP PLC

[***]

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

IN WITNESS WHEREOF, Theravance and Clinigen, by their duly authorized officers, have executed this Agreement on the 8th day of March, 2013.

THERAVANCE, INC.		CLINIGEN GROUP PLC

By:	/s/ Rick E Winningham	By:	/s/ Peter George
	Rick E Winningham		Peter George
	Chief Executive Officer		Chief Executive Officer

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT A

Structure of Chemical Compound known as Telavancin

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT B

[***]

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT C

Theravance Trademarks as of the Effective Date in the Territory

[***]

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.